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                    EXHIBIT 10.01

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                AGREEMENT OF LIMITED PARTNERSHIP

                               OF

                  SOUTHBOAT LIMITED PARTNERSHIP
                 A MISSOURI LIMITED PARTNERSHIP

                AGREEMENT OF LIMITED PARTNERSHIP

                               OF

                  SOUTHBOAT LIMITED PARTNERSHIP
                 A MISSOURI LIMITED PARTNERSHIP


                        TABLE OF CONTENTS


                                                             PAGE


ARTICLE I                                                      1
           1.01  Adjusted Capital Account Deficit              1
           1.02  Adjusted Capital Contribution                 2
           1.03  Affiliate                                     2
           1.04  Cash Available for Distribution               3
           1.05  Casino                                        3
           1.06  Casino Facilities                             4
           1.07  Code                                          4
           1.08  Commission                                    4
           1.09  Depreciation                                  4
           1.10  General Partner                               4
           1.11  Gross Asset Value                             5
           1.12  Gross Revenue                                 6
           1.13  Initial Capital Contribution                  6
           1.14  Interest                                      6
           1.15  Limited Partner                               6
           1.16  Majority Interest                             6
           1.17  Minimum Gain                                  6
           1.18  Net Profits and Losses                        7
           1.19  Non-recourse Deductions                       8
           1.20  Opening                                       8
           1.21  Original General Partner                      8
           1.22  Original Limited Partner                      8
           1.23  Partner                                       8
           1.24  Partner's Capital Contribution                8
           1.25  Partnership                                   8
           1.26  Partnership Property                          8
           1.27  Project                                       9
           1.28  Regulations                                   9
           1.29  Riverboat                                     9
           1.30  Southboat Property                            9

ARTICLE II                                                    10
           2.01  Agreement of Limited Partnership             10
           2.02  Amendment to Certificate of Limited
                 Partnership                                  10
           2.03  Fictitious Business Name Statement           10
           2.04  Name                                         10
           2.05  Purpose                                      10
           2.06  Term                                         10

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           2.07  Principal Place of Business                  11
           2.08  Title to Property                            11

ARTICLE III                                                   12
           3.01  Original General Partner                     12
           3.02  Original Limited Partner                     12
           3.03  No Interest on Capital Contributions         13
           3.04  Withdrawal of Capital Contributions          13
           3.05  Capital Accounts                             13
           3.06  Limited Liability and Capacity of
                 Limited Partners                             15
           3.07  Additional Capital Contributions             15
           3.08  Failure to Contribute                        19

ARTICLE IV                                                    21
           4.01  Partner's Loans to the Partnership           21
           4.02  Loans to the Partnership                     21
           4.03  General Partner Advances and
                 Affiliate Loans                              21
           4.04  Loans from the Partnership                   22

ARTICLE V                                                     22
           5.01  Allocations and Distributions Among
                 Limited Partners                             22
           5.02  Net Profits                                  22
           5.03  Net Losses                                   23
           5.04  Special Allocations                          23
           5.05  Curative Allocations                         24
           5.06  Other Allocation Rules                       24
           5.07  Tax Allocations Code Section 704(c)          25
           5.08  Certain Elections                            25

ARTICLE VI                                                    26
           6.01  Operating Distributions                      26
           6.02  Distributions Upon Dissolution or
                 Liquidation                                  27
           6.03  Restoration of Capital Account               27
           6.04  Distributions to Owners of Record            28

ARTICLE VII                                                   28
           7.01  Fiscal Year of Partnership                   28
           7.02  Books and Records                            28
           7.03  Tax Returns and Reports to Partners          30

ARTICLE VIII                                                  31
           8.01  Authority of General Partner                 31
           8.02  Duties of the General Partner                31
           8.03  Rights of the Limited Partners               33
           8.04  Partnership Meetings                         34
           8.05  Activities of Partners                       34
           8.06  Liability of General Partner                 39
           8.07  Indemnification of General Partner           40
           8.08  Representations                              40
           8.09  Right to Rely Upon the Authority of

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                 the General Partner                          41

ARTICLE IX                                                    41
           9.01  Bank Accounts                                41
           9.02  Expenses of the Partnership                  41

ARTICLE  X                                                    42
           10.01  Transfer of a Limited Partner's Interest    42
           10.02  Effectiveness of Substitution               43
           10.03  Further Limitations of Transfers            44
           10.04  Put/Call Option                             44

ARTICLE XI                                                    47
           11.01  Cessation                                   47
           11.02  Withdrawal of a General Partner             48
           11.03  Participation of a New General Partner      49
           11.04  Payment to Withdrawing General Partner      49

ARTICLE XII                                                   50
           12.01  Force Majeure Defined                       50
           12.02  Actions to Resolve Force Majeure Events     51

ARTICLE XIII                                                  51
           13.01  Events of Dissolution                       51
           13.02  Winding-Up of Partnership Business          52
           13.03  Distribution of Partnership Property Upon
                  Dissolution                                 53
           13.04  Assets Other Than Cash                      53
           13.05  Capital Account Adjustments                 53

ARTICLE XIV                                                   53

ARTICLE XV                                                    54
           15.01  Limited Power of Attorney                   54
           15.02  Amendment                                   55
           15.03  Foreign Gaming Licenses                     56
           15.04  Binding Effect; Further Instruments         56
           15.05  Headings                                    56
           15.06  Gender and Number                           56
           15.07  Severability                                56
           15.08  Partial Invalidity                          57
           15.09  Cooperation with Gaming Authorities         57
           15.10  Confidentiality                             58
           15.11  Waiver of Action for Partition              58
           15.12  Governing Law                               58
           15.13  Arbitration; Attorneys' Fees and Costs      58
           15.14  Integration                                 59
           15.15  Counterparts                                60
           15.16  No Broker/Finder                            60
           15.17  Exhibits                                    60
           15.18  Stockholders                                60
           15.19  Futuresouth Room and Signing Privileges     60

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                AGREEMENT OF LIMITED PARTNERSHIP

                             OF

                SOUTHBOAT LIMITED PARTNERSHIP
               A MISSOURI LIMITED PARTNERSHIP

     This Agreement of Limited Partnership of Southboat Limited Partnership, a Missouri Limited Partnership ("Agreement"), is made as of this ____ day of May 1995 ("Date of this Agreement"), by and among SHOWBOAT LEMAY, INC. a Nevada corporation (hereinafter referred to as the "Original General Partner" or the "General Partner"), FUTURESOUTH, INC., a Missouri corporation (hereinafter referred to as the "Original Limited Partner" or the "Limited Partner").


                            RECITALS

     The parties hereto have joined together for the purpose of forming a limited partnership pursuant to the Uniform Limited Partnership Act under the laws of the state of Missouri, upon the terms and conditions and for the purposes hereinafter set forth.

     The parties desire to form a limited partnership on the terms and conditions set forth herein to design, develop, construct, own and operate a riverboat casino project, as further described herein, to be located on approximately twenty-nine (29) acres at the St. Louis County Port Authority site in Lemay, Missouri (the "Riverboat Casino Site"), for the other purposes set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:

                           ARTICLE I

                          DEFINITIONS

For purposes of this Agreement, and in addition to terms defined elsewhere herein, the following terms shall have the following meanings:


1.01      ADJUSTED CAPITAL ACCOUNT DEFICIT

          Adjusted Capital Account Deficit means, with respect to any Partner, the deficit balance, if any, in such Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

               (a) Credit to such capital account any amounts which such Partner is obligated to restore (pursuant to any provision of this Agreement, pursuant to the terms of such Partner's promissory note, if any, or otherwise) or is deemed

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     to be obligated to  restore pursuant to the penultimate
     sentence   of  Regulations  Section  1.704-2(g)(1)  and
     1.704-2(i)(5); and

               (b) Debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
     (6) of the Regulations.

          The   foregoing  definition  of  Adjusted  Capital
Account Deficit is intended to comply with the provisions of
Regulations  Section  1.704-1(b)(2)(ii)(d)  and   shall   be
interpreted consistently therewith.

1.02      ADJUSTED CAPITAL CONTRIBUTION

          As of any date, a Partner's Capital Contribution adjusted as follows:

               (a) Increased by the amount of any Partnership liabilities which, in connection with distributions pursuant to Section 6.01 or Section 6.02 hereof, are assumed by such Partner or are secured by any Partnership Property distributed to such Partner; and

               (b)  Reduced  by the amount of cash  and  the
     Gross Asset Value of any Partnership Property distributed to such Partner pursuant to Section 6.01 or
     Section 6.02 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          In the event any Partner transfers all or any portion of his Interest in accordance with the terms of this Agreement, his transferee shall succeed to the Adjusted Capital Contribution of the transferor to the extent it relates to the transferred Interest.

1.03      AFFILIATE

          (i) Any person ("first person") directly or indirectly controlling, controlled by, or under common control with a second person, or owning or controlling 10% or more of the outstanding securities of that second person;
(ii)  any  officer,  director,  partner  or  member  of  the immediate family of that first person; and (iii) if that second person is an officer, director or partner, any company for which that second person acts in that capacity. "Person" includes any individual, partnership, corporation, limited liability company, association or other legal entity. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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1.04      CASH AVAILABLE FOR DISTRIBUTION

          Total Gross Revenues generated by the Partnership Property and miscellaneous sources, including, without limitation, cash proceeds from (a) any loan secured by the Partnership Property, (b) a sale or refinancing of all or part of the Partnership Property remaining after retirement of debt secured by such Partnership Property and all expenses relating to the transaction and retention of reasonable reserves, and (c) net condemnation proceeds; less cash expenditures (including but not limited to, fees for services and commissions to the General Partner or any Affiliate of the General Partner, debt service, (including but not limited to repayment of loans to the Partnership in accordance with the terms and conditions of this Agreement), and operating expenses and amounts set aside for reserves, but not including any amount which, if distributed, would cause a default of any covenant contained in any financing agreement between the General Partner, any Affiliate thereof or the Partnership and a third party lender; provided, however, that no covenant in any financing agreement shall restrict distributions to the Original Limited Partner in any manner which is different from the restrictions which are imposed on distributions to the General Partner. The foregoing restriction on covenants in financing agreement shall not limit the right of any Partner to receive priority distributions which are repayments of any loan which the Partner has made to the Partnership provided that the creation of such loan and such repayment is in accordance with the provisions of this Agreement.

1.05      CASINO

          Those areas reserved for the operation of slot machines, table games and any other legal forms of gaming permitted under the laws of the State of Missouri, and ancillary service areas, including reservations and admissions, cage, vault, count room, surveillance room and any other room or area or activities therein regulated or taxed by the state of Missouri by reason of gaming operations.


1.06      CASINO FACILITIES

          All equipment and other property used in connection with the ownership and operation of the Casino and anything used in connection with or in support of the Casino including, but not limited to, docks, barges, piers, restaurants, entertainment facilities, gaming areas, cages, vehicular parking area(s), working areas, restrooms, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for Showboat management personnel), and any associated warehouse areas.

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1.07      CODE

          The Internal Revenue Code of 1986, as amended, codified as Title 26 of the U.S. Code.

1.08      COMMISSION

          The Missouri Gaming Commission.

1.09      DEPRECIATION

          For each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

1.10      GENERAL PARTNER

          Showboat Lemay, Inc., a Nevada corporation, or any individual, partnership, corporation, limited liability company, association, or other legal entity or person that succeeds it as the General Partner of the Partnership or becomes an additional General Partner thereof, pursuant to the terms and conditions of this Agreement.

1.11      GROSS ASSET VALUE

          With respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership.

               (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General
     Partner, as of the following times:

                    (i)  The  acquisition of  an  additional
          Interest in the Partnership (other than as otherwise provided herein) by any new or existing Partner in exchange for more than a de minimis capital contribution;

                    (ii) The distribution by the Partnership
          to a Partner of more than a de minimis amount of Partnership Property as consideration for an Interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative
          economic   interests  of  the  Partners   in   the
          Partnership; and

                    (iii) The liquidation of the Partnership within the meaning of Regulations Section 1.704-
          1(b)(2)(ii)(g).

               (c) The Gross Asset Value of any Partnership assets distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

               (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 5.04(d) (Code Section 734(b) or Code Section 743(b) adjustments) hereof; provided, however, that gross asset values shall not be adjusted pursuant to this
     Section 1.11(d) to the extent the General Partner determines that an adjustment pursuant to Section 1.11(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.11(d).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section 1.11(a), (b) or
(d) hereof, such gross asset value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing profits and losses.

1.12      GROSS REVENUE

          All   of  the  revenue  from  the  ownership   and
operation of the Project.

1.13      INITIAL CAPITAL CONTRIBUTION

          Nineteen Million Five Hundred Thousand Dollars ($19,500,000) contributed by the Original General Partner, in cash or contributed equipment, goods or services ("Initial Capital Contribution of the Original General Partner" or "Original General Partner's Capital Contribution"), and Five Hundred Thousand Dollars ($500,000) contributed by the Original Limited Partner in cash ("Initial Capital Contribution of the Original Limited Partner" or "Original Limited Partner's Capital Contribution").

1.14       INTEREST

          The proportionate interest of a Partner in the profits, losses, and capital of the Partnership.

1.15      LIMITED PARTNER

          An individual, partnership, corporation, limited liability company, association, or other legal entity which is admitted to the Partnership as a Limited Partner.

1.16      MAJORITY INTEREST

          Any combination of Interests (as defined above) that, in the aggregate, constitutes more than fifty percent
(50%) of all Interests.

1.17      MINIMUM GAIN

          The meaning set forth in Section 1.704-2(b) of the Regulations.

1.18      NET PROFITS AND LOSSES

          For each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section  703(a)(l)  shall be included in taxable  income  or loss) with the following adjustments:

               (a) Any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section 1.18, shall be added to such taxable income or loss;

               (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Losses pursuant to this Section 1.18 shall be subtracted from such taxable income or loss;

               (c) In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to Section 1.11(b) or Section 1.11(d) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

               (d) Gain or loss resulting from any disposition of any Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership Property disposed of, notwithstanding that the adjusted tax basis of such Partnership Property differs from its Gross Asset Value;

               (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with Section
     1.09 hereof; and

               (f) Notwithstanding any other provision of this Section 1.18, any items which are specially allocated pursuant to Sections 5.04 or 5.05 hereof, shall not be taken into account in computing Net Profits or Losses.

1.19      NON-RECOURSE DEDUCTIONS

          The meaning set forth in Regulations Section 1.704-
2(c).    The  amount  of  Non-recourse  Deductions   for   a
Partnership fiscal year equals the net increase, if any, in the amount of Minimum Gain during the fiscal year determined according to Regulations Section 704-2(d)(1).

1.20      OPENING

          The date the Project opens to the public for business for gaming activities by paying customers.

1.21      ORIGINAL GENERAL PARTNER

          Showboat Lemay, Inc., a Nevada corporation.

1.22      ORIGINAL LIMITED PARTNER

          Futuresouth, Inc. a Missouri corporation.

1.23      PARTNER

          Any participant in the Partnership either as a General Partner or a Limited Partner.

1.24      PARTNER'S CAPITAL CONTRIBUTION

          The  Initial  Capital  Contribution,  Supplemental
Capital Contributions and Additional Capital Contributions of each Partner as set forth in Article III hereof.

1.25      PARTNERSHIP

          Southboat Limited Partnership, a Missouri limited partnership.

1.26      PARTNERSHIP PROPERTY

          The   Partnership's  interest  in  the   Southboat
Property, and such other property, whether real or personal, as may from time to time belong to the Partnership.

1.27      PROJECT

          The riverboat casino development, and associated amenities and facilities, to be acquired, designed, developed, constructed, owned and operated on the Southboat Property, which Project is more particularly depicted and described in the Response to Request for Proposal ("RFP") submitted to the St. Louis County Port Authority on or about March 17, 1995 which is incorporated by reference into this Agreement as though fully set forth at length herein, as the same may be changed from time to time in accordance with the provisions of this Agreement; provided, however, that the Original Limited Partner understands and agrees that changes have been made to the Project as set forth in the RFP, which changes do not materially modify the Project as described and depicted in the RFP.

1.28      REGULATIONS

          The regulations promulgated by the U.S. Treasury under the Code.

1.29      RIVERBOAT

          The riverboat facility, including any barge or barges, and any and all other amenities and facilities used in connection therewith, to be owned and operated by the Partnership at the Riverboat Casino Site, in conjunction with the Casino and Casino Facilities, including, but not limited to, the barge(s), facilities and other amenities, as the same may be changed from time to time in accordance with the provisions of this Agreement.

1.30      SOUTHBOAT PROPERTY

          The real property consisting of approximately 29 acres located at the St. Louis County Port Authority development site in Lemay, Missouri, which property shall be leased and developed by the Partnership from St. Louis County Port Authority under the terms and conditions set forth in that certain Lease Agreement dated _______________, 1995 (the "Lease"), which Lease is by this reference incorporated herein as though it were an exhibit attached hereto.

                           ARTICLE II

               FORMATION AND ORGANIZATION MATTERS

2.01      AGREEMENT OF LIMITED PARTNERSHIP

          The Original General Partner and the Original Limited Partner agree to form a limited partnership pursuant to the provisions of the Uniform Limited Partnership Act, under the laws of the state of Missouri, and upon the terms and conditions set forth in this Agreement.

2.02      AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

          The General Partner shall file an amendment to the Certificate of Limited Partnership in the office of the Secretary of State of Missouri when required.

2.03      FICTITIOUS BUSINESS NAME STATEMENT

          The General Partner shall execute and promptly cause to be filed in the office of the Secretary of State of Missouri, and in such other offices as may be required, a Fictitious Business Name Statement, or such other document which may be required, with respect to the name of the Partnership and with respect to any other fictitious names used by the Partnership in carrying out its purposes.

2.04      NAME

          The  name  of  the Partnership shall be  Southboat
Limited Partnership.

2.05      PURPOSE

          The   purposes  of  the  Partnership  are  to  (a)
acquire, design, develop, construct, own and operate the Project, (b) to acquire, lease, sell, or otherwise dispose of other properties used or useful in connection with the foregoing, (c) carry on any other activities necessary or incidental to the foregoing, and (d) engage in any other business if such business is approved and agreed upon unanimously by the Partners prior to entering into such business.

2.06      TERM

          The term of the Partnership shall commence upon the filing of the Partnership Certificate of Limited Partnership in the office of the Missouri Secretary of State and shall continue until either (i) December 31, 2094; (ii) the sale of the Project; or (iii) the sale of all or substantially all of the Partnership property and Project, unless the life of the Partnership shall be terminated or extended pursuant to law or any provision of this Agreement (the "Initial Term"). The term of the Partnership shall be continued for successive one-year terms after December 31, 2094 until terminated as provided herein (the "Renewal Term(s)"). In the event that the Partnership fails to successfully negotiate and enter into the Lease as set forth herein, or otherwise fails to acquire exclusive use and occupancy of the Riverboat Casino Site or other alternative site acceptable to the Original General Partner, whether by deed, lease or otherwise, the Partnership shall terminate. If the General Partner desires that the Partnership terminate upon the expiration of the Initial Term of the Partnership or any Renewal Term thereafter, the General Partner shall give written notice to the other Partner(s) of its intention to cause such termination at least ninety (90) days prior to the end of the Initial Term or any Renewal
Term thereafter. If there shall be more than one General Partner, all General Partners shall agree to the termination of the Partnership, unless one General Partner holds a Majority Interest of the Partnership, then such General Partner may give the notice of termination of Partnership set forth herein. The Partnership shall terminate thereafter at the end of the Initial Term or such Renewal Term, as the case may be, and shall thereafter be liquidated in accordance with the provisions hereof.

2.07      PRINCIPAL PLACE OF BUSINESS

          The location of the principal place of business of the Partnership shall be in the metropolitan area of St. Louis, Missouri, as shall be designated by the General Partner in its sole and absolute discretion, or at such other place as the General Partner may from time to time determine.

2.08      TITLE TO PROPERTY

          Legal title to all Partnership Property shall be taken and at all times held in the name of the Partnership, and none of the right, title or interest therein shall be held in the name of any Partner. A Partner may be a lessor or sublessor of property which is leased to the Partnership, so long as such property which is to be leased to the Partnership is of a kind and type which is usually and customary leased by business operations reasonably equivalent to the Project, upon the written consent of the General Partner, which consent may be unreasonably withheld.


                          ARTICLE III

                     CAPITAL CONTRIBUTIONS

3.01      ORIGINAL GENERAL PARTNER

           The Original General Partner's Initial Capital Contribution shall be Nineteen Million Five Hundred Thousand Dollars ($19,500,000), in cash (including but not limited to monies expended on behalf of the Partnership for expenses and services, incurred at any time after January 1, 1995, in furtherance of the Project) or in equipment, goods or
services   contributed  by  the

Original General Partner (including but not limited to such equipment, goods and services contributed by the Original General Partner at any time after January 1, 1995, in furtherance of the Project provided such services were performed after January 1, 1995.)

          In addition to the Original General Partner's Initial Capital Contribution, but not as a capital contribution,the Original General Partner shall arrange for such funds, up to a total maximum of One Hundred Seven Million Nine Hundred Thousand Dollars ($107,900,000), (including the Initial Capital Contribution of the Original General Partner and the Initial Capital Contribution of the Original Limited Partner), as shall be necessary for the design, development, construction and operation of the Project. Of such $107.9 million, the Original General
Partner shall borrow Seventy Five Million Dollars ($75,000,000) on behalf of the Partnership for the Project. Such financing shall be the sole obligation of the Partnership, and neither the Original General Partner nor the Original Limited Partner, nor any Affiliate thereof, shall assume any liability therefor. The remainder of the Original General Partner's funding obligation shall be in the form of equipment financing in such amounts, upon such terms and in such manner as the General Partner shall determine, in its sole and absolute discretion. Any and all such equipment financings shall be the sole obligation of the Partnership, and neither the Original General Partner not the Original Limited Partner, not any Affiliate thereof, shall assume any liability therefor.

          The Interest of the Original General Partner in the Partnership shall be eighty percent (80%).

3.02      ORIGINAL LIMITED PARTNER

          The Original Limited Partner's Initial Capital Contribution shall be cash in the amount of Five Hundred Thousand Dollars ($500,000) on the date of Opening. The Interest of the Limited Partner in the Partnership shall be twenty percent (20%).

3.03      NO INTEREST ON CAPITAL CONTRIBUTIONS

          Capital contributions to the Partnership shall not bear interest.

3.04      WITHDRAWAL OF CAPITAL CONTRIBUTIONS

          Except as expressly provided in this Agreement, no part of the contributions of any Partner to the capital of the Partnership may be withdrawn by such Partner without the prior written consent of the General Partner. The Partners shall not have the right to receive property, other than cash, in return for their Capital Contributions, but this shall not be construed to limit the Partners' rights to receive their respective Interest of any property distribution made pursuant to this Agreement. If the Original General Partner shall withdraw its contribution to the capital of the Partnership, or any portion thereof, then the Original Limited Partner shall have the right to withdraw its contribution to the capital of the Partnership, or any portion thereof, on a pro rata basis.

3.05      CAPITAL ACCOUNTS

          There shall be established and maintained on the books of the Partnership a separate capital account for each Partner. The Partnership shall maintain such capital accounts in accordance with the capital account maintenance rules of Regulations Section 1.704-1(b)(2)(iv), as such rules may be amended from time to time. Unless otherwise required by such rules, the capital account of each Partner shall be maintained for such Partner in accordance with the following provisions:

               (a) To each Partner's capital account there shall be credited such Partner's Initial Capital Contribution, such Partner's distributive share of profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.04 or Section 5.05 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership Property distributed to such Partner;

               (b) To each Partner's capital account there shall be debited the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.04 or Section
     5.05 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

               (c) In the event any Interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the capital account of the transferor to the extent it relates to the transferred interest;

               (d) In determining the amount of any liability for purposes of Article V, there shall be taken into account Code Section 752(c) and any other applicable provision of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and implied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the General Partner) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material adverse effect on the amount distributable to any Partner pursuant to Section 6.02 hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain the agreed ratios between the Capital Accounts of the General Partner and the Limited Partner(s) and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

          Notwithstanding the foregoing, the General Partner shall at all times during the term of this Partnership, maintain a minimum capital account balance of an amount equivalent to no less than one percent (1%) of the aggregate of all capital accounts.

3.06      LIMITED LIABILITY AND CAPACITY OF LIMITED PARTNERS

          No Limited Partner shall be liable for any obligation of the Partnership, or any General Partner or any other Limited Partner. No Limited Partner, in his capacity as Limited Partner, shall take part in the management of the business of the Partnership or transact any business for or in the name of the Partnership (except as otherwise provided in this Agreement). No Limited Partner shall have the power to sign for or to bind the Partnership, at any time or under any circumstances, unless expressly authorized by the General Partner. No salary shall be paid to any Limited Partner, except as may be specifically designated by the General Partner. No Limited Partner shall have a Partnership drawing account. No Limited Partner shall be entitled to any distribution from the Partnership or to withdraw on demand any part of his Capital Contribution except as specifically provided in this Agreement.

3.07      ADDITIONAL CAPITAL CONTRIBUTIONS

          Subject to the terms and conditions of this Agreement, at such time as the General Partner determines, in its reasonable judgment, that additional capital
("Additional Capital Contribution") is required by the Partnership in order to accomplish or further the purposes of the Partnership as set forth in Section 2.05 hereof, the General Partner may require an Additional Capital
Contribution by all Partners. The obligation of the Original Limited Partner to make such Additional Capital Contributions shall be limited to Additional Capital Contributions for the following purposes and subject to the following limitations:

               (i) If the cost of the Project exceeds One Hundred Twenty Million Dollars ($120,000,000.00). As of the Execution Date of this Agreement, as hereinafter defined, the General Partner represents and warrants to the Original Limited Partner that, to its best knowledge, information and belief after making inquiry, the cost of the Project the Partnership presently intends to construct will not exceed One Hundred Twenty Million Dollars ($120,000,000.00).

               (ii)   If  cash  flow from operation  of  the
Project  is  negative.   Any demand for  Additional  Capital
Contribution pursuant to this clause may be made only on an annual basis after the close of the fiscal year.

               (iii) If there is change in the scope of the Project which requires additional capital, an Additional Capital Contribution pursuant to this subparagraph (iii) may be required only if either: (a) the Original Limited Partner executes a written consent to the Additional Capital Contribution, or (b) if the change in scope and demand for Additional Capital Contribution with respect thereto occurs after the tenth anniversary of the date ("Tenth Anniversary Date") upon which the Project opens to the public for gaming ("Project Opening Date"), or (c) if the change in scope and demand for Additional Capital Contribution with respect thereto occurs after the fifth anniversary of the date ("Fifth Anniversary Date") of the Project Opening Date, but before the Tenth Anniversary Date, the General Partner demonstrates (whether to the reasonable satisfaction of the Original Limited Partner, as set forth below, or as determined by binding arbitration) that the proposed change in scope is economically viable for the Project and the Partnership; provided, however, that if the General Partner so demonstrates such economic viability on or before seven and one-half years after the Project Opening Date, the Interest of the Original Limited Partner may only be diluted as specifically set forth herein.

               (iv)   A "change in the scope of the Project"
for the purposes of this Agreement shall mean any increase in the overall gross square footage area of the Project. Any demand for Additional Capital Contribution with respect to a change in scope of the Project shall be required to be made concomitantly with the change in scope; provided, however, that the foregoing shall not affect the right of the General Partner to make demand for Additional Capital Contributions at a later time for unanticipated expenses and cost overruns associated with such change in the scope of the Project. If the Project shall become a land-based gaming facility, such change from a riverboat cruising gaming facility to a land-based gaming facility shall automatically constitute a "change in the scope of the
Project" for the purposes of this Agreement. Before the Tenth Anniversary Date, the General Partner shall have the right to make any changes in the scope of the Project which it determines necessary, appropriate, expedient, or in the best interests of the Project and the Partnership, in its sole and absolute discretion. If the General Partner determines to make a change in the scope of the Project on or before the Fifth Anniversary Date, then the General Partner shall so notify the Original Limited Partner of the change in scope but the Original Limited Partner shall have no obligation to make any Additional Capital Contributions wit respect to any changes in the scope of the Project on or before the Fifth Anniversary Date, nor shall the Original Limited Partner have its Interest diluted for failure to make any Additional Capital Contribution with respect to any changes in the scope of the Project on or before the Fifth Anniversary Date; provided, however, that the refusal of the Original Limited Partner (including absence of consent due to omission or inaction) to make any Additional Capital Contribution with respect to any change in the scope of the Project shall not affect in any manner whatsoever the right of the General Partner to make the change in the scope of the Project, and to the extent that such change in the scope of the Project may be financed, to cause such financing for the change in the scope of the Project to be the obligation of the Partnership.

               (v)   If  the  General Partner determines  to
make a change in the scope of the Project from the Fifth Anniversary Date up to and including the Tenth Anniversary Date, then the General Partner shall demonstrate to the reasonable satisfaction of the Original Limited Partner that the proposed change in the scope of the Project is economically viable for the Project and the Partnership. If the General Partner shall so demonstrate to the reasonable satisfaction of the Original Limited Partner, then the General Partner shall have the right to require the Original Limited Partner make its pro rata share of the Additional Capital Contribution based upon its Interest for such purpose. If the General Partner and the Original Limited Partner do not agree that the General Partner has demonstrated to the reasonable satisfaction of the Original Limited Partner that the proposed change in the scope of the Project is economically viable for the Project and the Partnership, then either or both Partners may submit the dispute to arbitration in accordance with the provisions of
Section 15.13(b) hereof. If the General Partner demonstrates the economic viability of the proposed change in the scope of the Project as set forth above, whether to the reasonable satisfaction of the Original Limited Partner or as a result of binding arbitration, and such demonstration occurs on or before seven and one-half years after Project Opening, if the Original Limited Partner refuses to make its pro rata share of the Additional Capital Contribution with respect to such change in the scope of the Project the Original Limited Partner's Interest shall be diluted in accordance with the provisions of this Agreement, but in no event shall the Interest of the Original Limited Partner be diluted to less than five percent (5%) of the total Interest of the Partnership.

               (vi)   The Original General Partner  and  the
Original  Limited  Partner understand  and  agree  that  the
Original General Partner may in its sole and absolute discretion, determine to construct a hotel as part of the Project and the addition of a hotel facility to the Project automatically shall constitute a change in the scope of the Project, except as otherwise specifically provided herein. If the General Partner determines to develop, construct and operate a hotel facility before the Fifth Anniversary Date, the General Partner shall give written notice thereof to the Original Limited Partner and then, unless the Original Limited
Partner consents thereto in writing (which consent shall include the Original Limited Partner's agreement to contribute its pro rata share of the Additional Capital Contribution required for the hotel facility), the Partnership itself shall not undertake the development, construction and operation of a hotel facility. In such event, the General Partner shall have the right to cause an Affiliate, or any other legal entity, to undertake the development, construction and operation of the hotel facility. In such event, the hotel facility shall not be part of the Project for the purposes of this Agreement. Under such circumstances, neither the Partnership, nor any other Partner (other than the General Partner and/or its Affiliate or other legal entity created for the purpose of developing, constructing and operating the hotel facility) shall have any right, title or interest in, or claim to, the hotel facility, the furniture, fixtures or equipment therein, or any amenities or facilities associated therewith, or any revenues derived therefrom. If the hotel facility is developed, constructed and operated separate from the Partnership and the Project as described above, any agreements entered into by and between the Partnership and the owner or operator of the hotel facility shall be subject to the provisions of Section 8.05(a) hereof, to the extent that such provision relates to arms length transactions.

          If, after the Fifth Anniversary Date, but before the passage of seven and one-half years from Project Opening, the General Partner demonstrates (whether to the reasonable satisfaction of the Original Limited Partner or as a result of binding arbitration), that the development, construction and operation of a hotel facility, or any other change in the scope of the Project is economically viable for the Partnership and the Project, then the General Partner may require an Additional Capital Contribution be made by each Partner, including the Original Limited Partner pro rata on the basis of each Partner's Interest; provided, however, that if the Original Limited Partner refuses to make such Additional Capital Contribution and, accordingly its Interest is diluted as set forth herein, in no event shall the Interest of the Original Limited Partner be diluted to less than five percent (5%) of the total Interest of the Partnership.

               (vii) Subject to the limitations contained in the preceding subsections of this Section 3.07, any and all Additional Capital Contributions shall be made by all Partners, including but not limited to the Original Limited Partner, in proportion to the Partners' Interest. Notwithstanding the foregoing, the Original Limited Partner may elect to either contribute its share of the Additional Capital Contribution or to have its Interest diluted in the manner set forth in Section 3.08, but subject to the provisions of this Section 3.07. If any Partner shall fail to make any

Additional Capital Contribution, then the General Partner shall have the right, subject to the provisions of this
Agreement, to acquire, on behalf of the Partnership, such additional capital as may be required, from whatever sources, in whatever amounts, and upon whatever terms and conditions, the General Partner deems necessary and appropriate in its business judgment to meet the needs of the Partnership.

3.08      FAILURE TO CONTRIBUTE

          If any Partner should fail to make any Additional Capital Contribution which such Partner is required to make pursuant to the terms and conditions of this Agreement, on or before the date such Additional Capital Contribution is due ("Non-Contributing Partner"), then the General Partner may, at any time thereafter while the contribution remains unpaid, serve written notice ("Notice of Demand") upon the Non-Contributing Partner requiring it to make the Additional Capital Contribution, together with all costs and expenses that may have been incurred by the Partnership by reason of the non-payment. The Notice of Demand shall specify a date (which shall be not less then thirty (30) days, nor more than sixty (60) days after the date of the Notice) upon which, and the place at which, the Additional Capital Contribution and such costs and expenses are to be paid. In the event of the non-payment of the Additional Capital Contribution on such date and at such place, the General Partner shall have the right but not the obligation to:

               (a) First, loan to the Partnership an amount equal to the Non-Contributing Partner's required Additional Capital Contribution. The amount so loaned, together with any corresponding Capital Contribution made by the Contributing Partner(s) for its (their respective) own account(s) shall be considered loans to the Partnership and shall be repaid by the Partnership to such Contributing Partner(s) with interest thereon at an annual rate six percentage points above the rate shown in the WALL STREET JOURNAL (or its successor publication) from time to time as the prime rate for money center banks, but with the floor at twelve percent (12%) per annum, which rate shall be determined on the first day of each month and shall be applied to the loan balance for the month. However, in no event shall the interest rate exceed the maximum lawful rate. Such interest shall be payable quarterly. Any loan made pursuant to this provision shall be repaid by the Partnership upon demand by the Partner(s) making the loan to the extent that funds shall be available for such repayment. In any event, such loan shall be repaid before any distributions of cash or return of Capital Contributions to the Partners are made, but after repayment of loans incurred under Section 4.03; or

               (b)   Second,  advance to the Partnership  an
     amount equal to the Non-Contributing Partner's required Additional Capital Contribution not made by the Non-
     Contributing   Partner
     as an additional capital contribution by the Contributing Partner. The amount so advanced shall be considered an Additional Capital Contribution by the Partner advancing the funds which shall have the effect of increasing the advancing Partner's Interest in the Partnership, and decreasing the Non-Contributing Partner's Interest on a pro rata basis in the
     Partnership.  If  the  Non-Contributing Partner is  the
     Original Limited Partner, then the Interest of the Non-Contributing Partner shall be computed as set forth hereinafter, subject, however, to the limitation concerning dilution set forth in Section 3.07, if applicable. Following the Non-Contributing Original Limited Partner's failure to make a required Additional Capital Contribution, its Interest in the Partnership shall be reduced to a fraction in which the numerator is the sum of the Non-Contributing Original Limited Partner's Capital Contributions plus Three Million Five Hundred Thousand Dollars ($3,500,000.00) and the denominator is the sum of all Partners' Capital
     Contributions. The other Partner's Interest in the Partnership shall be changed to a fraction equal to 1 minus the fraction representing the Non-Contributing Partner's newly calculated Interest in Partnership. For the purposes of this subsection, only equity contributions and not debt shall be considered in determining a Partner's Capital Contribution; or

               (c) Third, seek Additional Capital Contributions by admitting additional General or Limited
Partners, in the sole and absolute discretion of the Original General Partner. To the extent that the Original General Partner shall deem it necessary and appropriate to admit additional Partners for the purpose of raising such as additional capital (provided that the Interests of the Partners shall not be affected in a manner different than such Interests would be affected if the additional capital was provided pursuant to Section 3.08(b) above), the Original General Partner shall have the right to amend and modify this Limited Partnership Agreement, as the Original General Partner may deem necessary and appropriate, in its sole and absolute discretion, to accommodate the terms and conditions of such additional financing.

                          ARTICLE IV

                             LOANS

4.01      PARTNER'S LOANS TO THE PARTNERSHIP

          Except as provided above, no Partner shall lend or advance money to, on behalf of or for the Partnership's benefit without the prior written consent of the General Partner. If any Partner shall make loans or lend money to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be an increase in the Partner's Capital Account or Interest, nor shall it entitle such Partner to any increase in its share of the distributions of the Partnership, nor subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from this Partnership to such Partner, at such rate and upon such terms and conditions as shall be reasonably determined by the General Partner. Such loan shall be evidenced in writing by a promissory note or other document of indebtedness. Any loan made pursuant to this provision shall be repaid in accordance with the payment schedule and term of the loan as shall be reasonably specified by the General Partner.

4.02      LOANS TO THE PARTNERSHIP

          If, at any time, the General Partner determines that funds are reasonably necessary for maintaining and protecting the assets of the Partnership, conducting its business, or making capital improvements (or similar expenditures) or expanding the scope of the Project, the General Partner is authorized (but not obligated) to borrow the needed funds on the Partnership's behalf on commercially reasonable terms existing at the time of the borrowing, and all or any portion of the Partnership Property may be pledged or conveyed as security for the indebtedness.

4.03      GENERAL PARTNER ADVANCES AND AFFILIATE LOANS

          From time to time, the General Partner and/or its Affiliates may advance to the Partnership such funds as shall be required for the business expenses or other obligations of the Partnership. Such loan or advance shall become an obligation and liability of the Partnership, shall be evidenced in writing by a promissory note (whether secured or unsecured by Partnership Property) or other document of indebtedness and shall bear interest at an annual rate six percentage points above the rate shown in the WALL STREET JOURNAL (or its successor publication) from time to time as the prime rate for money center banks, but with a floor of twelve percent (12%) per annum, which rate shall be determined on the first day of each month and shall be applied to the loan balance for the month. Such interest shall be payable quarterly, and otherwise be subject to the terms and conditions as shall be provided in such note or document. The General Partner and/or its Affiliates shall not require a prepayment charge or penalty on any such loan. The General Partner and/or its Affiliates shall not provide permanent financing for the Partnership. With respect to any loans or advances made by the General Partner and/or its Affiliates pursuant to any section hereof, such Partner or party shall be entitled to receive repayment thereof prior to any distributions to the Limited Partners, including distributions pursuant to the provisions herein.

4.04      LOANS FROM THE PARTNERSHIP

          No loans shall be made from the Partnership to any Partner.


                           ARTICLE V

               ALLOCATIONS OF PROFITS AND LOSSES

5.01        ALLOCATIONS  AND  DISTRIBUTIONS  AMONG   LIMITED
PARTNERS

          Allocations  and  distributions  to  the   Limited
Partner(s) shall be allocated to or distributed amongst each Limited Partner pro rata on the basis of such Limited
Partner's Interest in the Partnership.

5.02      NET PROFITS

          After giving effect to the any special allocations set forth herein, Net Profits for any fiscal year shall be allocated as follows:

               (a) First, one hundred percent (100%) to the General Partner in an amount equal to the excess, if any, of (i) the cumulative Net Losses allocated to the General Partner pursuant to Section 5.03(b) hereof for all prior fiscal years, over (ii) the cumulative Net Profits allocated to the General Partner pursuant to this Section 5.02(a) for all prior fiscal years; and

               (b)  The balance, if any, one hundred percent
     (100%)   to  the  Partners  in  proportion   to   their
     respective Interests.

5.03      NET LOSSES

          After giving effect to the special allocations set forth in Section 5.04 and 5.05 hereof, Net Losses for any fiscal year shall be allocated as follows:

               (a) First, one hundred percent (100%) to the Partners in proportion to their respective Interests, provided that Net Losses shall not be allocated pursuant to this Section 5.03(a) to the extent such allocations would cause any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year; and

               (b)  The balance, if any, one hundred percent
     (100%) to the General Partner.

5.04      SPECIAL ALLOCATIONS

               (a) QUALIFIED INCOME OFFSET. Except as provided in Section 5.04(b) hereof, in the event any Partner who is not a General Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible.

               (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 5.04, if there is a net decrease in Partnership Minimum Gain, as defined in the Regulations, during any Partnership fiscal year, each Partner who would otherwise have an Adjusted Capital Account Deficit at the end of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary subsequent years) in an amount and manner sufficient to eliminate such
     Adjusted   Capital  Account  Deficit  as   quickly   as
     possible.   The  items  to be  so  allocated  shall  be
     determined in accordance with Regulations Section 1.704-2(b). This Section 5.04(b) is intended to comply with the minimum gain chargeback requirement in such section
     of   the   Regulations   and   shall   be   interpreted
     consistently therewith.

               (c) NON-RECOURSE DEDUCTIONS. Non-recourse deductions for any fiscal year or other period shall be allocated eighty percent (80%) to the General Partner and twenty percent (20%) to the Limited Partner(s) in proportion to its/their respective Interests.

               (d) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss ( if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in the manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such section of the Regulations.

5.05      CURATIVE ALLOCATIONS

          The allocations set forth in Sections 5.03(b), 5.04(a), 5.04(b) and 5.04(c) (the "Regulatory Allocations")
are   intended  to
comply with certain requirements of Regulations Section 1.704-1(b). Notwithstanding any other provisions of this section (other than the Regulatory Allocations), the
Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the regulatory allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the regulatory allocations had not occurred.

5.06      OTHER ALLOCATION RULES

               (a) Generally, all Net Profits and Net Losses allocated to the General and Limited Partner(s) pursuant to Sections 5.01 through 5.05 hereof, are in turn allocated among the Limited Partner(s) in proportion to the Interest held. In the event Limited Partners are admitted to the Partnership on different dates during any fiscal year, the Net Profits (or Net Losses) allocated to the Limited Partners for each such fiscal year shall be allocated among the Limited Partners in proportion to the Interest each holds from time to time during such fiscal year in accordance with any convention permitted by law and selected by the General Partner.

               (b) For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses and any other such items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

               (c) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocation not otherwise provided for shall be divided among the Partners in the same proportion as they share Net Profits or Net Losses, as the case may be, for the year.

               (d) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this
     Article V in reporting their share of Partnership income and loss for income tax purposes.

5.07      TAX ALLOCATIONS CODE SECTION 704(C)

          In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.11
hereof).   In  the  event  the  Gross  Asset

Value  of  any  Partnership asset  is  adjusted pursuant  to
Section 1.11(b) or 1.11(d) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any person's capital account or share of profits, losses, other items or distributions pursuant to any provision of this Agreement.

5.08      CERTAIN ELECTIONS

          Where a distribution of property is made in the manner provided in Code Section 734 or where a transfer of a Partnership Interest permitted by this Agreement is made in the manner provided in Code Section 743, the General Partner shall have the sole and absolute discretion to file or not to file on behalf of the Partnership, upon any Partner's written request, an election under Code Section 754 in accordance with the procedures set forth in the applicable Regulations. Except insofar as an election pursuant to Code
Section 754 has been made with respect to the Interest of any Partner, the determination of profits, losses, distributions, and capital accounts shall be made as provided for in this Agreement. With respect to any Partner whose Interest has been affected by an election pursuant to Code Section 754, appropriate adjustments shall be made with respect to the determination of profits, losses, distributions, and capital accounts. Each Partner agrees to promptly provide the General Partner with all information necessary to give effect to such election.


                          ARTICLE VI

                         DISTRIBUTIONS

6.01      OPERATING DISTRIBUTIONS

          The General Partner shall distribute Cash Available for Distribution from time to time, but at least as frequently as quarterly, to the extent that there shall be any Cash Available for Distribution, in such amounts and at such times as the General Partner may determine;
provided, however, that the aggregate amount of each such distribution shall be that amount which the General Partner reasonably determines is not required to be retained by the Partnership to meet the reasonably foreseeable cash requirements and needs of the business and activities of the Partnership and to establish an adequate reserve for the payment of Partnership liabilities and contingencies, or otherwise  is  restricted as a result of  the  covenants  of
third   party  financing.   The  Original

General Partner covenants and agrees that it shall use its best efforts to distribute to the Original Limited Partner amounts sufficient to pay the tax liability of the Original Limited Partner, as incurred, in any given tax year; provided, however, that the best efforts of the Original General Partner in this regard shall not require it to compromise in any respect its reasonable business judgment with regard to the cash flow, reserves, debt coverage and other expense needs of the Project, considering the terms, covenants, and conditions otherwise set forth in this Agreement. All distributions made pursuant to this Section
6.01 shall be made in cash and shall be divided among the Partners as follows:

               (a) First, to reimburse the General Partner for all out-of-pocket expenses incurred by the General Partner on behalf of the Partnership concerning the Project which have not previously been reimbursed to the General Partner, including, without limitation, legal and other professional fees incurred to organize the Partnership;

               (b)  The balance, if any, one hundred percent
     (100%)  among  the  Partners  in  proportion  to   each
     Partner's respective Interest in effect at the time the distribution is made.

6.02      DISTRIBUTIONS UPON DISSOLUTION OR LIQUIDATION

          Upon    dissolution   or   liquidation   of    the
Partnership, cash and any other assets being distributed in-
kind  shall  be  distributed  in  the  following  order   of
priority:

               (a) First, to the payment and discharge of all of the Partnership's debts and liabilities
     (including any Partners who are creditors of the Partnership) and including the establishment of any necessary contingency reserves;

               (b)   Second, to the General Partner  to  the
     extent the amounts described in Section 6.01 have not previously been satisfied; and

               (c) The balance, if any, to the Partners, in proportion to their positive capital accounts as of the date of such distribution, after giving effect to all contributions, distributions and allocations for all periods, including the period during which such distribution occurs.

6.03      RESTORATION OF CAPITAL ACCOUNT

          Distributions  made pursuant to  Section  6.01  or
Section  6.02 shall not be made in violation of  Regulations
Section 1.704-1(b)(2)(ii)(b). If the General Partner's capital account has a deficit balance (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3). If any Limited Partner has a deficit balance in his capital account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

          In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to Section 6.02 may be:

               (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General and Limited Partner(s) pursuant to this Agreement; or

               (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners as soon as practicable.


6.04      DISTRIBUTIONS TO OWNERS OF RECORD

          Distributions shall be made only to persons who, according to the books and records of the Partnership, are the owners of record on a date to be determined by the General Partner with respect to each distribution. Neither the General Partner nor the Partnership shall incur any liability for making distributions in accordance with the preceding sentence.

                         ARTICLE VII

            BOOKS AND RECORDS, ACCOUNTING, AND TAXES

7.01      FISCAL YEAR OF PARTNERSHIP

          The  fiscal year of Partnership shall end on  June
30 of each year for purposes of both Partnership accounting and income tax reporting.

7.02      BOOKS AND RECORDS

          The Partnership shall maintain full and accurate books and records at its principal place of business, as required under the Missouri Uniform Limited Partnership laws, and all Partners shall have the right to inspect and copy, at the Partner's expense, such books and records during ordinary business hours. The Original Limited Partner shall have the right to audit the books and records of the Partnership, upon no less than thirty (30) days notice to the General Partner, during regular business hours, at such offices where the Partnership books and records are located, or at such other location as the
General Partner may specify, at the Original Limited Partner's sole cost and expense. The right of the Original Limited Partner to conduct such audit is expressly conditioned upon the designation by the Original Limited Partner of a certified public accountant ("CPA") as the sole and exclusive agent of the Original Limited Partner for the purpose of examining the Partnership books and records and conducting such audit. Before permitting such CPA to commence conduct of such audit, the General Partner may require such CPA to sign a confidentiality agreement, which Confidentiality Agreement is attached hereto and incorporated by reference herewith as Exhibit ___. The members of the Board of Directors of the Original Limited Partner shall have the right to receive a copy of the audit, and copies of any documents which the CPA has obtained in the course of conducting the audit; provided, however, that each of the members of the Board of Directors of the Limited Partner shall execute the Board of Directors Confidentiality Agreement, which is attached hereto and incorporated by reference herewith as Exhibit ___. Notwithstanding the foregoing, CPA may disclose to the Original Limited Partner whether the CPA has determined as a result of such audit that a discrepancy as specifically described below in this
Section 7.02 exists, the magnitude of such discrepancy and such other information as is required for the CPA to amend the tax return of the Original Limited Partner. The General Partner shall have no obligation whatsoever to permit photocopies to be made of the books and records of the Partnership. Except with regard to the limitation set forth above concerning permitting photocopies of the books and records of the Partnership, the Original Limited Partner does not waive, and hereby reserves, any and all rights to information concerning the Partnership as provided for under applicable law, including but not limited to, the provisions of Sections 359.011 et. seq. of the Missouri Revised Uniform Limited Partnership Act, as amended. Under no circumstances shall the

Original Limited Partner audit the books and records of the Partnership more frequently than once a year. If any such audit conducted by the Original Limited Partner shall reveal a discrepancy which affects either the amount which should have been distributed to the Original Limited
Partner or the amounts reported on the Original Limited Partner's Internal Revenue Service Form 1065, Schedule K-1 in an amount in excess of five percent (5%) of the amount distributed or reported on the Schedule K-1, then the Partnership shall pay the reasonable costs and expenses associated with such audit together with the reasonable costs and expenses incurred by the Original Limited Partner to amend the Original Limited Partner's tax return if such tax return was filed based upon such erroneous information received from the General Partner, and only if such tax return was not filed based upon other sources of income from other business interests of the Original Limited Partner. The General Partner shall maintain such books and records under the accrual method of accounting and shall have the authority to determine the necessary federal, state and local tax return elections as the General Partner deems advisable and in the best interests of the Partnership. The books shall be closed at the end of each fiscal year.

     In addition to the foregoing audit right, the Original Limited Partner shall have the right, upon one occasion, at a date and time mutually agreeable to the Original General Partner and the Original Limited Partner (which shall not constitute its once a year audit of the Partnership's books and records) to have its CPA travel to the office of the Original General Partner in Atlantic City, New Jersey in order to review the organizational expenses (including, but not limited to attorneys' fees) of the Partnership for the purpose of determining (1) the Partnership books and records with regard to such organizational expenses have been set up in accordance with generally accepted accounting principles;
(2) that the organizational expenses reflected therein are expenses of a kind, type and nature as are reasonably recorded as organizational expenses for the Partnership in accordance with generally accepted accounting principles; and (3) that such expenses were reasonably related to forwarding the interests of the Partnership or were expended on behalf of the Partnership. Such examination and determination by the CPA expressly shall not include any judgment with regard to the amount or amounts of such organizational expenses, whether by individual expense item or collectively with regard to the total amount of such organizational expenses. Within thirty (30) days after the completion of such review, the CPA objects to any organizational expense of the Partnership, the General Partner shall not treat such expense as an organizational expense, or any other expense, of the Partnership. The General Partner shall pay for the travel, lodging, meals and ground transportation incurred by such CPA in connection with such review.

     Notwithstanding the foregoing, the Partners expressly understand and agree that, the General Partner shall not have any obligation at any time, nor under any circumstances, to provide any Partner with any books, records, information or other documentation in any form whatsoever, which the General Partner, in its sole and absolute discretion, deems to be proprietary, containing any trade secret, or containing information which may be business sensitive in light of the competitive environment of the Project and the Partnership.

7.03      TAX RETURNS AND REPORTS TO PARTNERS

          The General Partner shall make a reasonable effort to deliver to each Partner as soon as reasonably possible, but in no event later than March 15th of each year, a copy of each Partner's Internal Revenue Service Form 1065, Schedule K-l, or such successor form, to be filed with the Partner's own tax return. A copy of the income tax returns of the Partnership shall be available to any Partner upon reasonable request to the General Partner. The General Partner shall provide the Limited Partner(s) with quarterly unaudited financial statements and annual audited financial statements of the Partnership.

                          ARTICLE VIII

               POWERS AND OBLIGATIONS OF PARTNERS

8.01      AUTHORITY OF GENERAL PARTNER

          The General Partner shall have full, exclusive, and complete authority to direct and manage the affairs of the Partnership with all rights and powers generally conferred by law together with those that are necessary or appropriate for the overall management and control of the Partnership's business, as required under the Missouri Uniform Limited Partnership Laws.

8.02      DUTIES OF THE GENERAL PARTNER

          The General Partner will use its best efforts to carry out the purpose, business, and objectives of the Partnership and will devote such time to Partnership business as is reasonably required. The General Partner will use its best efforts to reasonably assure the efficient management and operation of the Partnership and will fully discharge its fiduciary duties to the Partnership and the Limited Partner(s). The General Partner will use its best efforts to cause the Partnership to comply with its obligations under the Lease described above, and the Partnership shall perform its obligations under the Lease according to the terms and conditions thereof. Without limiting the generality of the foregoing, and in addition to all other duties imposed by law of this Agreement, the General Partner is obligated to:

               (a) Subject to the provisions hereof, act in a fiduciary manner regarding the Partnership, the Limited Partner(s) and the Partnership Property;

               (b) File and publish all certificates, statements, or other documents required by law for the formation and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions; provided, however, that performance will be excused whenever the Limited Partner(s) refuse to cooperate and their cooperation is required in order to perform these duties;

               (c)   Furnish the Limited Partner(s) with the
     reports and information specified in this Agreement;

               (d)   Maintain complete books of account  and
     records regarding Partnership operations and business affairs;

               (e)   Keep all books and records of the  Part
     nership available for inspection and audit by the Limited Partners or their representatives;

               (f)   Use best efforts to maintain the status
     of the Partnership as a "partnership" for federal income tax purposes;

               (g)   File  all federal, state, or local  tax
     returns and reports and make all other filings which are required by law or governmental agencies on a timely basis;

               (h)   Use  reasonable efforts to operate  the
     business of the Partnership;

               (i)   Cause the Partnership at all  times  to
     maintain  insurance (including liability insurance)  in
     the   amounts  against  the  risks  as  are   generally
     maintained for comparable property and business;

               (j) Invest the funds of the Partnership (including reserves) that are not distributed to the Partners and temporarily are not, in the General
     Partner's opinion, required for the conduct of the Partnership's business in (a) governmentally insured interest-bearing savings accounts, (b) short-term governmental obligations, or (c) certificates of deposit of a commercial bank or savings and loan association having at least $10,000,000 of assets;

               (k) Act as the "tax matters Partner" of the Partnership pursuant to Code Section 6231(a)(7) and cause the Partnership to make such timely federal, state and local income tax elections as may be in the best interests of the Partnership;


               (l)   Make  all decisions concerning the scope  of
     the  Project, and operational aspects of the Partnership and
     execute   and  deliver  all  contracts,  deeds,  and   other
     instrumentation in connection therewith;

               (m) Borrow money on behalf of the Partnership in amounts up to one hundred percent (100%) of the fair market value of Partnership Property and execute and deliver in the name of the Partnership notes evidencing the same and mortgages, deeds of trust, and any other security instruments securing the same. The signature of the General Partner shall be sufficient to bind the Partnership and all the Partners as to the execution of any documents concerning the Partnership's acquisition, development, rental and/or sale of any or all the Partnership Property or the execution of any mortgages, deeds of trust, or any other security instruments securing any borrowing by the Partnership;

               (n) Pay from Partnership assets all expenses of organizing and conducting the business of the Partnership, including, without limitation, legal and accounting fees;

               (o) Execute any and all instruments and take any and all other action necessary or desirable to carry out the purposes and business of the Partnership;

               (p) Employ, at the expense of the Partnership, such consultants, accountants, attorneys, brokers, escrow agents, property managers and other professionals as the General Partner shall deem necessary or desirable, some of whom may also be employed by the General Partner itself; and

               (q) Assume the overall duties imposed on a general partner by the Uniform Limited Partnership laws of the state of Missouri.

8.03      RIGHTS OF THE LIMITED PARTNERS

               (a) Except as otherwise specifically provided in this Agreement, the Limited Partners shall have the right to vote only upon the following matters:

                    (i) The admission of additional General Partner(s) or Limited Partner(s); provided, however, that if the Interest of any such additional General Partner(s) or Limited Partner(s) shall be allocated only from the Interest of the Original General Partner, the Limited Partners shall have no right to vote on the admission of such Partner;

                    (ii)   The dissolution and winding up of  the
Partnership;

                    (iii)   The removal of a General Partner,  as
          specifically provided herein; or

                   (iv)   The sale, exchange or other transfer of
          all   or  substantially  all  of  the  assets  of   the
          Partnership.

               (b) No Limited Partner may own more than a twenty percent (20%) Interest in the Partnership, without the prior written approval of the Original General Partner, which approval may be unreasonably withheld.

               (c) Notwithstanding any other provision of this Agreement, but subject to the provisions of Sections 3.07 and 3.08, no additional General Partner(s) or Limited
     Partner(s) shall be admitted to the Partnership in any manner which dilutes the Original Limited Partner's Interest in the Partnership except (i) with the Original Limited Partner's consent or (ii) as a result of the failure of the Original Limited Partner to make its pro rata contribution of Additional Capital Contributions to the extent the Original Limited Partner is required to make such Additional Capital Contributions pursuant and subject to the terms and conditions of this Agreement.

8.04      PARTNERSHIP MEETINGS

          The Partnership may, in the General Partner's discretion, hold annual meetings for any reason. Partnership meetings may be held when and where designated by the Original General Partner in the State of Missouri. If the General Partner shall not have held an annual meeting, the Original Limited Partner shall have the right to request and call an annual meeting by sending such written request to the General Partner. An annual meeting shall be held within thirty (30) days of the date upon which the General Partner receives such written request, at a location in the St. Louis metropolitan area. The General Partner shall provide written notice to the other Partners at least ten (10) days before the date of such meeting specifying the date, time and location of such meeting.

8.05      ACTIVITIES OF PARTNERS

               (a) It is expressly understood that any Partner, any Affiliate or any stockholder of any Partner may engage in any business, investment, or profession, and neither the Partnership nor any other Partner shall have any rights in and to said business, profession or investment, or in the income or profits derived therefrom by reason of this Agreement. The fact that a Partner, or a person or an entity that is an Affiliate of or related to such Partner, is directly or indirectly interested in or connected with any person, firm, or corporation employed by the Partnership to render services or perform a service or to sell or to buy merchandise or other property shall not prohibit the General Partner from employing or contracting with such person, firm, or corporation or from dealing with him or it, and neither the Partnership nor the Partners shall have any rights in or to any income or profits derived therefrom.

               With   respect   to   any  matter,   business   or
transaction involving the Partnership or the Project, the General
Partner shall
not enter into any agreement, contract, commitment, undertaking, or understanding with any person, including but not limited to any Partner, any Affiliate of any Partner, or any stockholder of any Partner or any Affiliate, unless such agreement, contract, commitment, undertaking, or understanding with any such person is entered into in good faith and upon an arm's length basis, upon terms and conditions no less favorable to the Partnership than are commercially available to the Partnership from other customarily available sources.

                (b)  The  Partners understand and agree that  the
Partners and their respective Affiliates may be interested, directly or indirectly, in various other businesses and undertakings, including without limitation, gaming businesses outside the greater metropolitan area of St. Louis, Missouri and the State of Missouri, and non-gaming businesses in St. Louis or elsewhere, not included in or related to the Partnership
("Unrelated Businesses"). The Partners hereby agree that the creation of the Partnership and the assumption by each Partner of its duties hereunder shall be without prejudice to its right (or the right of its Affiliates) to have Unrelated Businesses and to receive and enjoy the profits or compensation therefrom; provided, however, that if any Partner acquires knowledge that such Partner, any Affiliate or any stockholder in such Partner is or shall become directly or indirectly employed by, interested in or affiliated or connected with any person, firm, or entity of any kind, type or nature whatsoever which is involved in the gaming business in any manner whatsoever ("Other Gaming Business"), such Partner, Affiliate or stockholder in any Partner, as the case may be, shall notify the General Partner in writing immediately and disclose the nature of the employment, interest, affiliation or connection with the Other Gaming Business. Upon the written request of the General Partner, each Partner shall be obligated, no more frequently than once a year, to make inquiry of all its Affiliates and stockholders concerning whether such Affiliate or stockholders are directly or indirectly employed by, interested in or affiliated or connected with in any manner whatsoever any Other Gaming Business. Within thirty (30) days after such written request by the General Partner, each Partner shall report in writing to the General Partner the results of such inquiry. Upon such disclosure, the General Partner, in its sole and absolute discretion, may request such Partner, Affiliate or stockholder to sign a confidentiality agreement, substantially similar in form to the Board of Directors Confidentiality Agreement attached hereto and incorporated by reference herewith, stating that such party shall not disclose any information concerning the Partnership or the Project, or general business matters related thereto which may have or shall come into such party's knowledge or possession by reason of its role as Partner, or Affiliate or stockholder thereof, to such Other Gaming Business. The Original Limited Partner shall use its best efforts to cause each of its Affiliates and stockholders to execute a confidentiality agreement substantially in the form of the Board of Directors Confidentiality Agreement within six months of the Execution Date of this Agreement. For the purposes of this section the term "best efforts" shall not require the payment of money or other consideration, to cause any such Affiliate or stockholder to sign any such confidentiality agreement, nor shall it require the Original Limited Partner to institute any legal proceedings to compel execution of the Confidentiality Agreement, nor shall the Original Limited Partner be required to take any action to remove such stockholder as a stockholder from the Original Limited Partner. The failure of any such Affiliate or stockholder to sign such confidentiality agreement shall not constitute a breach or default under this Agreement by the Original Limited Partner. At the expiration of such six month period, the Original Limited Partner shall deliver to the General Partner all of the executed Confidentiality Agreements, together with a list of any stockholder or Affiliate who has refused to execute such Confidentiality Agreement.

          If the party who is employed by, interested in, or affiliated or connected with any such Other Gaming Business is a member of the Board of Directors (or any other similar management position without regard to the form of the legal entity of the Partner) of any Limited Partner, then the General Partner shall have the right to require that such party be removed from the
Partner's Board of Directors. For the purposes of this provision, a party shall not be considered to be "interested in or affiliated or connected with" any Other Gaming Business as a result of the fact that such party owns stock (or other security) in an Other Gaming Business which is a publicly-held corporation, so long as such party's holdings do not exceed five percent (5%) of the then issued and outstanding stock of such Other Gaming Business.

               (c) The Partners agree that the Original General Partner, and its Affiliates are pursuing gaming opportunities throughout the United States and other jurisdictions and may pursue other gaming opportunities in Missouri, so long as such gaming opportunities are not within the boundaries of the Non-Compete Zone, which for purposes of this Agreement shall be defined to mean upon any property located south of the River Des Peres to the St. Louis County boundary. No Partner, nor any Affiliate or stockholder of any Partner, or any Affiliate thereof, shall pursue or become involved in any manner whatsoever with any gaming venture within the Non-Compete Zone; provided, however, that no Partner, Affiliate or stockholder of any Partner shall be prevented from providing non-gaming related services (e.g. construction services) to an Other Gaming Business. The Partners understand and agree that any such involvement in any gaming venture within the Non-Compete Zone may have serious detrimental consequences to the Project. The Original Limited Partner shall cause each member of its Board of Directors to agree in writing for the benefit of the Partnership that such Board member shall not pursue or become involved in any manner whatsoever with any Other Gaming Business within the Non-Compete Zone (the "Non-Compete Agreement") during the term of such member on the Board of Directors, and for a period of one year thereafter. Additionally, the Original Limited Partner shall use its best efforts to cause each of its stockholders, and any Affiliates of the Original Limited Partner, to execute a Non-Compete Agreement within six months after the Execution Date of this Agreement. The Non-Compete Agreement shall be prepared by the Original General Partner, in accordance with the terms and conditions of this provision, subject to reasonable review and approval of the Original Limited Partner. At the expiration of such six month period, the Original Limited Partner shall deliver to the General Partner all executed Non-Compete Agreements, together with a list of any Affiliates or stockholders of the Original Limited Partner who have refused to execute the Non-Compete Agreement. The Partners understand and agree that, for the purposes of this provision, the "best efforts" of the Original Limited Partner shall not require the Original Limited Partner to pay monies to its stockholders or Affiliates to obtain the execution of such Non-Compete Agreement, nor shall the Original Limited Partner be required to institute legal proceedings to compel execution of the Non-Compete Agreement. The failure of any stockholder or Affiliate of the Original Limited Partner to sign such Non-Compete Agreement shall not constitute a breach or default by the Original Limited Partner under this Agreement. The Original Limited Partner covenants and agrees that, if the Original General Partner shall determine, in its reasonable business judgment, that a stockholder or stockholders of the Original Limited Partner are taking or have taken actions which constitute a conflict of interests with or are, or may materially and adversely impact upon the best interests of the Project or the Partnership, the Original Limited Partner shall use its best efforts, taking any and all actions necessary and appropriate to cause such stockholder to cease such activity. The term "best efforts" as used in the preceding sentence shall have the same meaning, and be subject to the same limitations as set forth above.

               (d) Neither the General Partner nor any Affiliate shall be obligated to present any particular investment opportunity to the Partnership, even if the opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and subject to Section 8.05(c) above the General Partner shall have the right to take for its own account or to recommend to others any investment opportunity.

               (e)   Each Partner covenants and agrees to use its
best efforts to diligently obtain all state and local licenses, including but not limited to gaming licenses, necessary to conduct the gaming operations of the Project. The Limited Partner agrees to use its best efforts to provide to the General Partner, upon such General Partner's request as soon as reasonably possible in order to allow the General Partner adequate time to review and analyze the information provided, but in no event later than the sooner to occur of (i) when such information is required to be provided to any licensing authority or (ii) within thirty (30) days of the date after receipt of such request, any and all copies of applications, reports, letters and documents filed with or provided to the state and local licensing authorities, including but not limited to any applications, reports, letters and other documents submitted concerning any individual associated with the Limited Partner in any manner whatsoever. In the event that the Original General Partner, as a result of any communication or action by the Missouri Gaming Commission or on the basis of consultations with its counsel and/or other professional advisors, reasonably believes in good faith that the Commission is likely to (i) fail to license and/or approve the Partnership or its Affiliates to own and operate the Project, and/or any gaming related business; (ii) grant required gaming licensing and/or approval only upon terms and conditions which are unacceptable to the General Partner; (iii) significantly delay the licensing and/or approval contemplated by this Agreement; or (iv) revoke any existing license or casino operating contract of the Partnership, any Partner, or any Affiliate, or any stockholder of any Partner due to concerns of any aspect of suitability of any such party, then such party shall divest itself of its Interest in the Partnership, the respective Partner or Affiliate. The General Partner shall notify the Limited Partner of such concerns promptly, together with a statement of the action required to resolve such suitability concerns. If such suitability concerns relate to one or more stockholders or other Affiliates of the Limited Partner, the Limited Partner shall take such action as may be necessary to disassociate such stockholder(s) or other Affiliates from the Limited Partner as soon as practical, after the General Partner notified the Limited Partner of such concerns; unless the Gaming Commission requires such removal within a specified period in which event such stockholder shall be removed within the specified period; provided, however, that if after thirty (30) days, the Limited Partner has not effectuated the disassociation, the General Partner shall have the right to demand that the
Limited  Partner effectuate such disassociation within  five  (5)
days thereafter. If the Limited Partner fails to take the required action, then the General Partner may purchase the entire Interest of the Limited Partner at a purchase price equal to the return of the Capital Contribution of the Limited Partner. If, however, the events described above arise from concerns with respect to the suitability of a Partner ("Selling Party"), then the entire Interest of such Partner may be purchased by the other Partner(s) at a purchase price equal to the return of the Capital Contribution of such Partner in its original form.

               (f) The Original Limited Partner represents and warrants that it is a Missouri corporation, duly incorporated, validly existing and in good standing under the laws of the State of Missouri. The Original Limited Partner further represents and warrants that, it has now and will continue to have for the term of the Partnership, such rights and remedies under its Articles of Incorporation, Bylaws, Stockholders' Agreement or otherwise, to enable the Original Limited Partner to effect the remedies which may be required pursuant to various terms and conditions of this Agreement.

               (g) Limited Partner acknowledges that Affiliates of the Original General Partner have been granted licenses and approvals by various state and/or municipal regulatory agencies

(collectively, "Regulatory Agency") in order to conduct their respective businesses. If Original General Partner is informed, or otherwise learns, that any Regulatory Agency may (i) fail to license, approve and/or renew the ownership or operation of the Affiliate(s) business; (ii) fail to grant or renew any required or requested licenses or approvals; (iii) grant and/ore renew any required or requested licenses approvals upon terms and conditions which are unacceptable to the Affiliate(s); (iv) significantly delay the licensing, approval and/or renewal sought by the Affiliate(s); (v) revoke and/or condition any existing or contemplated license, approval or order; or (vi) discipline, in any manner, the Affiliate(s), based, in whole or in part, upon the Partnership, any of the Partners, any Affiliate or any individual or entity directly or indirectly related thereto, then such party shall divest itself of its Interest in, or relationship to, the Partnership, the respective Partner or Affiliate within such period of time as determined by Original General Partner in its sole and absolute discretion.

               No Partner, Affiliate, or other individual or entity directly or indirectly related thereto, shall do, or cause to be done, any act or omission which may jeopardize any licenses or approvals held by the Original General Partner's Affiliates or subject such entities to any form of disciplinary action; provided, however, that if a stockholder of the Original Limited Partner shall do, or cause to be done, any act or omission which may jeopardize any licenses or approvals held by the Original General Partner's Affiliates or subject such entities to any form of disciplinary action, then the sole remedy of the General Partner shall be to require immediate removal of such stockholder as a stockholder in the Original Limited Partner.

8.06      LIABILITY OF GENERAL PARTNER

          The General Partner shall not be liable in damages or otherwise to the Partnership or the Limited Partner(s), or any of them, for any loss suffered by it or them, or any of them, in connection with the activities of the Partnership; provided, however, where such loss or liability arises out of any action or inaction of the General Partner:

               (a) The General Partner must have determined, in good faith, that its course of conduct was in the best interests of the Partnership, and

               (b) The course of conduct producing the loss or liability must not have constituted willful misconduct by the General Partner.

               The General Partner shall not be personally liable for the return of any capital of any Limited Partner, or for the return of any other contribution to the Partnership made by any Limited Partner, other than loans made pursuant to this Agreement.

8.07      INDEMNIFICATION OF GENERAL PARTNER

          The Partnership shall indemnify and hold harmless the General Partner from and against any and all loss, liability, claim, damage, and the like, including reasonable attorneys' fees, suffered by a General Partner solely by virtue of its acting as General Partner in this Partnership in connection with any activity of the Partnership. The provisions of this Section, to hold the General Partner harmless and indemnify the General Partner, shall be enforceable only against and out of the assets of the Partnership and not against or out of the assets of the Limited Partners, or any of them, individually.

          The Partnership shall indemnify and hold harmless the Limited Partner from and against any and all loss, liability, claim, damage, and the like, including reasonable attorneys' fees, suffered by the Limited Partner solely by virtue of its status as a Limited Partner in the Partnership. The provisions of this Section, to hold the Limited Partner harmless and indemnify the Limited Partner, shall be enforceable only against and out of the assets of the Partnership and not against or out of the assets of the General Partner(s), their respective Affiliates, or any of them, individually.

8.08      REPRESENTATIONS

          Each of the Partners acknowledges and agrees (i) that no representation or promise not expressly contained in this
Agreement  has been made by any other Partner or by any  of  such
Partner's agents, employees, or representatives; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, other than such as is set forth expressly in this Agreement;
(iii) that each Partner has had the opportunity to be represented by counsel of said Partner's choice in this matter, including the negotiations and transactions that preceded the execution of this Agreement; and (iv) that each Partner, or counsel representing such Partner has read this Agreement and agrees to be bound by the terms contained herein. Each Limited Partner acknowledges that the legal counsel for the Partnership and the General Partner does not represent the Limited Partners in this Agreement.

8.09      RIGHT TO RELY UPON THE AUTHORITY OF THE GENERAL PARTNER

          No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership nor to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of any property or interest owned by the Partnership shall be required to determine the sole and exclusive authority of a General Partner to sign and deliver on behalf of the Partnership any such instrument of transfer or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice affecting the same.


                           ARTICLE IX

                         BANK ACCOUNTS

9.01      BANK ACCOUNTS

          All funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be determined by the General Partner. All withdrawals therefrom shall be made upon checks signed on behalf of the Partnership by such individuals as may be designated from time to time by the General Partner. The General Partner shall not make deposits in or issue any checks against the Partnership bank account without full, proper, and complete supporting records.

9.02      EXPENSES OF THE PARTNERSHIP

          All   operating  and  administrative  expenses  of  the
Partnership shall be billed directly to the Partnership, in the name of the Partnership, and shall be paid by the Partnership from funds received by it.


                           ARTICLE  X

               TRANSFER OF A PARTNERSHIP INTEREST

10.01     TRANSFER OF A LIMITED PARTNER'S INTEREST

          No Limited Partner shall voluntarily or involuntarily sell, transfer, assign, gift, encumber, pledge, or convey (collectively, for purposes of this Article X, "Transfer") all or any part of his Interest in the Partnership, except as provided herein.

               (a) In the event a Limited Partner ("Transferring Partner") desires to Transfer all or any part of such Partner*s Interest, he shall so notify the General Partner in writing and submit to the General Partner such information

     ("Transferee Notice") concerning the proposed Transfer, transferee, consideration, and terms and conditions relating thereto as the General Partner may require in its sole discretion. Within five (5) days after receiving the Transfer Notice, the General Partner will transmit such notice to the remaining Limited Partners who, for a ten
     (10)-day period after receiving the Transfer Notice, shall have the option to acquire all or part of the Interest proposed to be transferred. After such ten (10)-day period, the remaining Interest proposed to be transferred which has not been acquired by the other Limited Partners may be transferred by the Transferring Partner upon the terms and conditions contained in the Transfer Notice.

               (b) Any transferee acquiring an Interest pursuant to Section 10.01(a) above shall be entitled to be admitted to the Partnership as a substituted Limited Partner, and this Agreement shall be amended to reflect such admission provided that the following conditions are complied with:

                    (i)   The  General Partner approves the  form
          and content of the instrument of assignment;

                    (ii) The Transferring Partner and the transferee and their spouses, if necessary, execute and acknowledge such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

                    (iii)   The transferee acknowledges  all  the
          terms and provisions of this Agreement as the same may have been amended and agrees to be bound by the same;

                    (iv) The transferee pays or obligates himself to the General Partner for all reasonable expenses connected with such admission including, but not limited to, legal fees and costs (i.e. the cost of filing and publishing any amendment to this Agreement or to the Certificate of Limited Partnership to effectuate such admission);

                    (v)  The transferee provides the Partnership,
          if required by the General Partner, proof of the investment intent and financial status of the transferee; and
                    (vi)   If requested, the transferring Limited
          Partner shall provide an opinion from counsel acceptable to the General Partner that the transfer will not violate the registration requirements of applicable state or federal securities laws, and otherwise complies with all applicable federal and state securities laws.

               (c)   Upon the death or legal incompetency  of  an
     individual  Limited  Partner,  his  personal  representative shall
     have all the rights of a Limited Partner for the purpose of settling or managing the Limited Partner's estate, and such power as the decedent or incompetent possessed to designate a successor as a transferee of his interest in the Partnership, and to join with such transferee in making an application to substitute such transferee as a Limited Partner. The estate of a deceased Limited Partner shall be liable for the decedent's liabilities as a Limited Partner. Upon the bankruptcy, insolvency, dissolution, or other cessation of the existence, as a legal entity, of a non-individual Limited Partner, the authorized representative of such entity shall have the rights of a Limited Partner for the purpose of effecting the orderly disposition of the Interest of said Limited Partner.

               (d) In the event of the Transfer of all or any part of the Interest of any Limited Partner, for the fiscal year during which the Transfer occurs, the share of Net Profit or Net Loss or any item of income, gain, loss, deduction, or credit of the Partnership allocable to the Interest transferred shall be allocated between the transferror and the transferee in accordance with the provisions of Code Sections 706(c) and 706(d).

10.02     EFFECTIVENESS OF SUBSTITUTION

          The failure to obtain the requisite approvals and consents to the substitution of an assignee as a Limited Partner of the Partnership shall not affect the validity or effectiveness of any such instrument as an assignment to an assignee of the right to receive that share of the profits or other compensation by way of income, or the return of contributions, to which his assignor would otherwise be entitled and which were assigned, provided a duly executed and acknowledged written instrument of assignment in proper form and substance, the terms of which are not in contravention of any of the provisions of this Agreement, is filed with the Partnership. However, an assignee of a Limited Partner who has not obtained the requisite approvals and consents has no right to require any information or account of the Partnership transactions or to inspect the Partnership books, or to vote on any matters as to which a Limited Partner would be entitled to vote. Such an assignee of a Limited Partner is only entitled to receive the share of the profits or other compensation by way of income, or the return of capital contributions, to which the assignor would otherwise be entitled. In the event of the admission of a Partner, a permitted withdrawal of a Partner, or transfer by a Partner, this Agreement promptly will be amended as necessary to reflect any changes in the profit and loss allocations of Partners, to reflect the capital contributions of the newly admitted Partner or the withdrawal of capital by any withdrawing Partner, and to set forth any new provisions or to amend any existing provisions of this Agreement that may be necessary or desirable in light of the admission of a Partner or Transfer by a Partner. In the event such an amendment of this Agreement is required, such newly admitted

Partner or withdrawing Partner shall bear all costs associated with such amendment.

10.03     FURTHER LIMITATIONS OF TRANSFERS

          No Transfer shall be permitted if: (i) the proposed Transfer or the proposed transferee will, or could, impair the ability of the Partnership to be taxed as a Partnership under the federal income tax laws; (ii) the Transfer will, or could, cause the Partnership's tax year to close, or the Partnership to terminate, for federal income tax purposes, or impair the validity of the Partnership under Missouri law; or (iii) such transfer would cause the Partnership to be in default under the any Partnership Loan. Any purported Transfer in violation of the terms of this Section 10.03 shall be null and void and of no force and effect.

10.04     PUT/CALL OPTION

          By complying with the provisions of this Section 10.04, the Original General Partner or the Original Limited Partner (the "Initiating Partner") shall have the right at any time after a date which is no sooner than ten (10) years after the Project Opening Date to cause the other Partner (a "non-Initiating Partner") to either (i) purchase such Initiating Partner's entire Interest in the Partnership, or (ii) sell such non-Initiating Partner's entire Interest in the Partnership to such Initiating Partner. An Initiating Partner desiring to invoke the provisions of this Section 10.04 shall give written notice, in the manner provided herein, to the non-Initiating Partner of the Initiating Partner's intention to invoke the provisions hereof (the "Put/Call Notice").

          The Put/Call Notice shall set forth the cash price for a one percent interest in the Partnership, provided that (i) in no event shall the cash price for the entire Original General Partner's Interest based upon the percentage of Interest as of the Date of this Agreement, be less than Sixteen Million Dollars ($16,000,000.00), adjusted as necessary on a pro rata basis based upon any transfers of the Original General Partner's Interest after the Date of this Agreement [i.e. if the Original General Partner transfers one-half of its entire Interest the sixteen million ($16,000,000) would be adjusted to eight million dollars ($8,000,000)], and (ii) in no event shall the cash price for the entire Original Limited Partner's Interest based upon the percentage of Interest as of the Date of this Agreement be less than Four Million Dollars ($4,000,000.00), adjusted as necessary on a pro rata basis based upon any transfers of the Original Limited Partner's Interest after the Date of this Agreement other than a transfer or reduction of the Original Limited Partner's Interest as a result of its failure to meet a call for an Additional Capital Contribution [i.e. if the Original Limited Partner transfers one-half of its entire Interest the four million dollars ($4,000,000) would be adjusted to two million dollars ($2,000,000]. Delivery of the Put/Call Notice shall constitute an irrevocable offer by the Initiating Partner (x) to
sell   such   Initiating  Partner's  entire
interest in the Partnership, at a price equal to the price set forth in the Put/Call Notice for a one percent interest in the Partnership multiplied by the percentage Interest in Partnership Capital owned by the Initiating
Partner, and (y) to purchase the entire Interest in the Partnership of the non-Initiating Partner at a price equal to the price set forth in the Put/Call Notice multiplied by the respective percentage Interest in Partnership Capital owned by the non-Initiating Partner. The terms of the purchase or sale shall be as set forth herein.

          Beginning upon receipt of the Put/Call Notice, a non-Initiating Partner shall have a period of nine (9) months (the
"Acceptance   Period")  in  which  to  elect  to  purchase   such
Initiating Partner's Interest in the Partnership or sell such non-Initiating Partner's entire Interest in the Partnership to the
Initiating  Partner.   Failure  by a  non-Initiating  Partner  to
respond to the Put/Call Notice within the Acceptance Period shall conclusively be deemed an acceptance by such non-Initiating Partner of the Initiating Partner's offer to purchase the entire Interest in the Partnership of the non-Initiating Partner.

          The closing of any purchase and sale occurring pursuant to the provisions of this Section 10.04 shall occur on the thirtieth (30th) day succeeding the expiration of the Acceptance Period ("Closing Date") at the office of the Partnership, or at such sooner time and/or other place as may be agreed upon by the Partners. Payment must be in full and in cash, cashier's check, or wire transfer of "good funds." Neither (i) failure by a Partner obligated to sell such Partner's entire Interest in the Partnership hereunder to appear at the closing, execute and deliver any documents or instruments necessary or incident to the transfer and sale of such Partner's entire Interest in the
Partnership, or to take any acts necessary or incident to the transfer and sale thereof, or (ii) actions taken by any such Partner in hinderance or delay of the transactions contemplated hereby, shall affect the closing of the sale of such Partner's entire Interest in the Partnership. In order to effectuate the provisions of this Section 10.04, each Partner hereby irrevocably appoints the other Partner as such Partner's true and lawful attorney-in-fact (which appointment the Partners acknowledge constitutes a power coupled with an interest) for the limited purposes of (i) receipting for the purchase price on behalf of the Partner obligated to sell its entire interest in the
Partnership hereunder, (ii) executing and delivering any documents, instruments or consents necessary or appropriate to the transfer and sale thereof, and (iii) taking all actions necessary and appropriate to the consummation of the transfer and sale thereof.

          In the event of the failure by any Partner obligated to purchase the entire Interest in the Partnership of any other Partner ("Acquiring Partner") pursuant hereto to appear at the closing, to deliver the purchase price at the closing, or to execute and deliver any documents or instruments necessary or incident to the transfer and sale contemplated hereby, the Partner who otherwise would have sold their entire Interest in the Partnership ("Disposing Partner") shall have a period of five
(5) days following the Closing Date within which to elect, by written notice to the Acquiring Partner who failed to perform, to purchase such Acquiring Partner's entire Interest in the Partnership at the price determined as if the Disposing Partner originally elected to purchase such Interest pursuant to the Put/Call Notice. If such Disposing Partner so elects, the closing of the sale contemplated by this paragraph shall occur at the office of the Partnership on the tenth (10th) day succeeding the date of the Notice referred to in this paragraph. If such Disposing Partner does not so elect in a timely fashion, then the Acquiring Partner shall automatically be deemed to have transferred and assigned to the Disposing Partner, and does hereby transfer and assign to the Disposing Partner, one-half (1/2) of the entire Interest of the Acquiring Partner in the Partnership for the purchase price of one dollar ($1.00); and all of the Partners hereby irrevocably consent to such transfer and assignment free and clear of all of the restrictions set forth in
Article X of this Agreement except for the provisions of subparagraph (d) of Article X which shall apply to any such transfer and assignment.

                           ARTICLE XI

               TERMINATION OF THE GENERAL PARTNER

11.01     CESSATION

          The General Partner shall immediately cease to act in such capacity if any one of the following events shall occur;

               (a) An order for relief against the General Partner is entered under Chapter 7 of the federal bankruptcy law, or the General Partner: (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition, answer, or any other application, motion or pleading seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, (iv) files an answer, response or any other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of this nature, (v) consents to or acquiesces in the conversion of a case filed under Chapter 7 of the federal bankruptcy law to Chapter 11 of the federal bankruptcy law, or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties.

               (b) If within sixty (60) days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, the proceeding has not been dismissed; OR if within sixty (60) days after the appointment (without the General Partner's consent or acquiescence) of a trustee, receiver, or liquidator of the General Partner or of all or any substantial part of its properties, such appointment is not vacated or stayed; OR within sixty (60) days after the expiration of any such stay, the appointment is not vacated.

               (c)   In the case of a General Partner who  is  an
     individual, either of the following: (i) the death of that Partner or (ii) the entry by a court of competent jurisdiction of an order adjudicating the Partner incompetent to manage the General Partner's person or estate.

               (d) In the case of a General Partner who is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee, in which case the new trustee automatically becomes the new General Partner).

               (e)   In the case of a General Partner that  is  a
     separate   partnership,  the  dissolution  of  the  separate
     partnership.

               (f) In the case of a General Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation.

               (g) In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership.

          Upon such cessation, if there is a remaining General Partner or General Partners, then the business of the Partnership shall continue to be conducted by the remaining General Partner(s) in accordance with this Agreement. If upon such cessation there is no remaining General Partner, then the Partnership shall thereafter only conduct activities necessary to wind up its affairs, unless within ninety (90) days after the date of the event that caused such cessation, all the Limited Partners elect in writing or vote to continue the Partnership pursuant to applicable Missouri Limited Partnership laws. If an election to continue the Partnership is made, then a successor General Partner may be selected and approved by a vote of all the Limited Partners, and the Partnership shall continue in accordance with the provisions of this Agreement.

11.02     WITHDRAWAL OF A GENERAL PARTNER

          Upon  the  retirement  or  withdrawal  of  the  General
Partner, if there is a remaining General Partner or General Partners, then the business of the Partnership shall continue to be conducted by the remaining General Partner(s) in accordance with this Agreement. Unless required to do so by a licensing authority or unless, as a result of action threatened by a competent authority having jurisdiction over the General Partner, or any Affiliate thereof, the General Partner determines that it must retire or withdraw immediately or face unacceptable risk of loss with regard to its gaming licenses or damage to its business reputation generally, the General Partner shall not retire or withdraw without giving the Limited Partner at least ninety (90) days prior written notice of the General Partner's intent to withdraw. If upon such retirement or withdrawal there is no remaining General Partner, then the Partnership shall thereafter only conduct activities necessary to wind up its affairs, unless within three hundred and sixty-five (365) days after the date of the General Partner's notice of retirement or withdrawal, sixty percent (60%) or more of the Interest of the then existing
Limited Partners elect in writing or vote to continue the Partnership pursuant to applicable Missouri Limited Partnership laws. If an election to continue the Partnership is made, then a successor General Partner may be selected and approved by a vote of sixty percent (60%) or more of the Interests of the then existing Limited Partners, and the Partnership shall continue in accordance with the provisions of this Agreement. In the event the General Partner retires or withdraws because it is required to do so by a licensing authority or as a result of action threatened by a competent authority having jurisdiction over the General Partner or any Affiliate thereof, the General Partner determines that it must retire or withdraw immediately or face unacceptable risk of loss with regard to its gaming licenses or damage to its business reputation generally, then no remaining General Partner of Limited Partner shall have any claim against such withdrawing or retiring General Partner, for damages or otherwise.

11.03     PARTICIPATION OF A NEW GENERAL PARTNER

          Any new or substitute General Partner serving in the place of a former General Partner shall have no interest in the share of Partnership capital, profits, and losses previously vested in the Original General Partner, with the prior written consent of the Original General Partner, which consent may be unreasonably withheld or delayed. A new or additional General Partner may only participate in the capital, profits, and losses allocated under this Agreement immediately after the admission of such new General Partner, and the amount of such Interest shall be determined by the Original General Partner in its reasonable business discretion.

11.04     PAYMENT TO WITHDRAWING GENERAL PARTNER

          Unless the Limited Partner votes to liquidate the Partnership upon the withdrawal or retirement of the General Partner (it being agreed that the Limited Partner shall have the right to have the Partnership liquidated upon the General Partner withdrawing or retiring). The Partnership shall pay to the withdrawing General Partner all amounts then accrued and owing to him, together with an amount equal to the then present fair market value of the withdrawing General Partner's interest in income, gains, losses, deductions, credits, distributions, and capital determined by agreement of the withdrawing General
Partner and any remaining General Partners. If there are no remaining General Partners or if they cannot agree within thirty
(30) days following the effective date of termination of the General Partner, the purchase price to be paid by the Partnership shall be the fair market value of such interest determined by appraisal. The withdrawing General Partner shall appoint an appraiser who is a member of the Appraisal Institute of the American Association of Real Estate Appraisers (an "MAI" appraiser) and the appraiser so appointed shall determine the fair market value of the withdrawing General Partner's interest. The appraiser's determination shall be final and binding upon the General Partner(s), the Limited Partner(s), the Partnership and their successors in interest. The costs and expenses of all such appraisal shall be borne by the Partnership. The purchase shall be consummated within thirty (30) days following (i) the date of receipt by the Partnership of the appraisal or (ii) the date of agreement in writing by the withdrawing General Partner and the Partnership with respect to the fair market value of the withdrawing General Partner's interest in the Partnership.


                          ARTICLE XII

                         FORCE MAJEURE

12.01     FORCE MAJEURE DEFINED

          The following events are beyond the control of any Partner (a "Force Majeure Event"):

               a. The passage of material new legislation which reduces the projected internal rate of return to the Original General Partner for the Project by more than thirty percent (30%), before taxes, compared to the projection of the Original General Partner;

               b. An increase in the cost of the Project which exceeds the Initial Capital Budget by more than twenty-five percent (25%);

               c. The receipt of material new conditions imposed by the St. Louis County Port Authority, St. Louis County or the

Missouri Gaming Commission or any other governmental entity which may have regulatory authority over the Partnership, the Partners or the Project, which reduces the projected internal rate of return to the Original General Partner by more than twenty-five percent (25%), before taxes, compared to the projections of the Original General Partner;

               d. A delay in the Opening of the Project for more than one hundred eighty (180) days after the Opening date has been established by the Original General Partner or a closure of the Project after Opening for more than one hundred eighty (180) days;

               e. Any other event which materially alters the assumptions and underlying facts upon which this Agreement is based and which is reasonably expected by the Original General Partner to reduce the projected internal rate of return to the Original General Partner by more than thirty percent (30%), before taxes compared to the projections of the Original General Partner;

               f. Fire or other casualty, national emergency, condemnation, enemy action, civil commotion, strikes, lockouts, inability to obtain labor or materials, war or national defense preemptions, acts of God, energy shortages, or any other similar causes beyond the reasonable control of any party.

12.02     ACTIONS TO RESOLVE FORCE MAJEURE EVENTS

          No General Partner shall be deemed to be in default of the performances of its duties under this Agreement to the extent that such duties cannot reasonably be performed as a result of such Force Majeure Event from the date upon which the Force Majeure Event first exists until the date upon which (1) the General Partner determines that the Force Majeure Event may be resolved and is able to take such actions as are necessary and appropriate to resolve such Force Majeure Event; (2) the General Partner determines that the Force Majeure Event cannot be resolved but determines not to terminate this Agreement and abandon the Project; or (3) the General Partner determines that the Force Majeure Event cannot be resolved and elects to terminate this Agreement and abandon the Project. If the General Partner determines that the Force Majeure Event cannot be cured or cannot otherwise reasonably be expected to be resolved within thirty (30) days, then the General Partner may elect to terminate this Agreement and abandon the Project.


                          ARTICLE XIII

                   DISSOLUTION OF PARTNERSHIP

13.01     EVENTS OF DISSOLUTION

          The Partnership shall be dissolved and terminated upon the first to occur of the following events:

               (a)  Upon the occurrence of an event described  in
     Section 11.01 above, (if there is no remaining General Partner), unless the Limited Partners elect to continue the Partnership and a new General Partner is elected under the provisions hereof;

               (b) Upon retirement or withdrawal by the General Partner (if there is no remaining General Partner), unless the Limited Partners elect to continue the Partnership and a new General Partner is elected under the provisions of hereof;

               (c)    The   expiration  of  the   term   of   the
     Partnership;

               (d)    Except  as  otherwise  provided   in   this
     Agreement, by operation of law;

               (e) Upon the sale by the Partnership of all or substantially all the Partnership Property and the final distribution of the proceeds thereof (whether the same be cash, notes, or other property);

               (f) Upon the occurrence of a Force Majeure Event, at the election of the General Partner;

               (g)  Upon the written consent of the General      Partner; or

               (h)  The termination of the Lease or Development  Agreement.

13.02     WINDING-UP OF PARTNERSHIP BUSINESS

               (a) Upon termination of the Partnership upon the occurrence of any of the events described in Section 13.01 above, the Partnership shall be dissolved, and the General Partner shall take full account of the Partnership's assets and liabilities. The receivables of the Partnership shall be collected and its assets liquidated as promptly as is consistent with obtaining the fair value thereof upon dissolution. The Partnership shall engage in no further business thereafter other than as necessary to develop, maintain or market the Partnership Property on an interim basis, collect its receivables, and liquidate its assets.

               (b)    Upon   completion   of   winding   up   the
     Partnership's affairs and the dissolution of the Partnership, the General Partner shall cause to be prepared, executed, and filed with the Secretary of State of Missouri, a Certificate of Cancellation of Certificate of Limited Partnership or any certificate required by any amendment of such provision or successor provision.

13.03     DISTRIBUTION OF PARTNERSHIP PROPERTY UPON DISSOLUTION

          Upon dissolution or liquidation of the Partnership, the proceeds realized upon sale and liquidation of the Partnership
Property shall be applied and distributed in accordance with the provisions hereof.

13.04     ASSETS OTHER THAN CASH

          Assets other than cash that are distributed in kind shall be distributed on the basis of (i) in the case of notes receivable, their then fair market value, and (ii) in the case of real estate or in the case of other assets, their then fair market value as determined by an independent appraiser appointed by the General Partner. As necessary, distributions in kind will be made to the Partners as tenants-in-common, or in trust as provided in Section 6.03, hereof. If Partnership Property should be sold, and a portion of the consideration for such sale should be notes or other evidences of indebtedness, then such notes or other evidences of loans may be sold or hypothecated to realize funds for distribution to the Partners including at a discount from the face value thereof. Sale or hypothecation of evidences of indebtedness constituting substantially all the assets of the Partnership may be accomplished only with the same consent of the Partners as is necessary for the sale of substantially all the Partnership Property. It is agreed that such sale or borrowing on the security of said notes or other evidence of indebtedness affects the basic structure of the Partnership.

13.05     CAPITAL ACCOUNT ADJUSTMENTS

          To the extent not otherwise recognized to the Partnership, the amount by which the fair market value of any property to be distributed in kind to the Partners exceeds (or is less than) the basis of such property shall be allocated as gain (or loss) to the Partners' capital accounts as if such property had been sold. Such property shall then be distributed at its fair market value with appropriate adjustments made to the capital accounts of the Partners receiving it.


                          ARTICLE XIV

                            NOTICES

          Any notice which may be or is required to be given hereunder shall be deemed given three (3) days after such notice has been deposited, by registered or certified mail, in the United States mail, addressed to the Partnership or the Partners at the addresses set forth after their respective names below, or at such different addresses as to the Partnership or any Partner as it shall have theretofore advised the other parties in writing:

     Partnership:             Southboat Limited Partnership
                              c/o Showboat Lemay, Inc.,
                                  General Partner
                              _________________________
                              _________________________

     with a copy to:          _________________________
                              _________________________
                              _________________________

     Futuresouth              Futuresouth, Inc.
                              3630 S. Geyer Road
                              St. Louis, Missouri  63127
                              Attention:  Dennis P. Long

     with a copy to:          Riezman & Blitz
                              120 S. Central Avenue
                              10th Floor
                              Clayton, Missouri  63105
                              Attention:  Richard M. Riezman

     Showboat:                Showboat Development Company
                              3720 Howard Hughes Parkway
                              Las Vegas, Nevada  89109
                              Attention:  H. Gregory Nasky

     with a copy to:          Kummer Kaempfer Bonner & Renshaw
                              Seventh Floor
                              3800 Howard Hughes Parkway
                              Las Vegas, Nevada  89109
                              Attention:  John N. Brewer


                           ARTICLE XV

                    MISCELLANEOUS PROVISIONS

15.01     LIMITED POWER OF ATTORNEY

          Each Limited Partner, by the Limited Partner's execution of this Agreement, irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney-in-fact and agent, with full power and authority in such Limited Partner's name, place, and stead to execute, acknowledge and deliver and to file or record in any appropriate public office (i) any certificate or other instrument that may be necessary, desirable, or appropriate to qualify or to continue the Partnership as a Limited Partnership or to transact business as a Limited Partnership in any jurisdiction in which the Partnership conducts business; (ii) any amendment to this Agreement or to any certificate or other instrument that may be necessary, desirable, or appropriate including an amendment to reflect the admission of a Partner, the withdrawal of a Partner, or the transfer of all or any part of the interest of a Partner in the Partnership or any additional capital contributions or withdrawal of capital contributions made by a

Partner, all in accordance with the provisions of this Agreement; (iii) any certificates or instruments that may be appropriate, necessary, or desirable to reflect the dissolution and termination of the Partnership; and (iv) any certificates necessary to comply with the provisions of this Agreement. This power of attorney shall be deemed to be coupled with an interest and shall survive a subsequent bankruptcy, death, adjudication of incompetence, disability, incapacity, dissolution, or termination of the Limited Partner as well as the transfer by the Limited Partner of the Interest in the Partnership. Notwithstanding the existence of this power of attorney, each Limited Partner agrees to join in the execution, acknowledgment, and delivery of the instruments referred to above if requested to do so by the General Partner. This power of attorney to the General Partner is a limited power of attorney that does not authorize the General Partner to act on behalf of a Limited Partner except to execute the documents described in this paragraph.

15.02     AMENDMENT

          Subject to Section 15.01 above, an amendment to this Agreement may be made only in writing and signed by the General
Partner. Notwithstanding the foregoing, this Agreement may be amended from time to time by the General Partner without the consent of any of the Limited Partners (i) to add to the representations, duties, or obligations of the General Partner or its Affiliates or to surrender any right or power granted to the General Partner or its Affiliates herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement; (iii) to reflect reductions in the capital contributions of the Limited
Partners resulting from the return of capital to the Limited Partner(s) in accordance with the requirements of this Agreement;
(iv) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or state securities officials, which addition or deletion is deemed by the official to be for the benefit or protection of the Limited Partner(s); (v) to elect for the Partnership to be governed by any successor Missouri statute governing limited partnerships; and (vi) as otherwise provided for pursuant to this Agreement. The General Partner shall notify the Limited Partner(s) within a reasonable time of the adoption of any amendment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of all Partners to be adversely affected by an amendment that (i) converts a Limited Partner into a General Partner; or (ii) affects the status of the Partnership as a Partnership for federal income tax purposes.

15.03     FOREIGN GAMING LICENSES

          If the Original General Partner determines, at its sole and absolute, that any of its gaming licenses in other jurisdictions may be adversely affected or in jeopardy as a result of its status as a Partner, the Original General Partner have the option at any such time to sell its Interest. In the event of a sale by the Original General Partner of its Interest under this section, the Management Agreement shall terminate.

15.04     BINDING EFFECT; FURTHER INSTRUMENTS

          This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns. The parties hereto agree for themselves and for their heirs, personal representatives, successors, and assigns to execute any and all instruments in writing that may be necessary or proper to carry out the purposes and intent of this Agreement.

15.05     HEADINGS

          The headings of the paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of or intended to govern, limit, or aid in the construction of any term or provision hereof.

15.06     GENDER AND NUMBER

          Whenever required by the context, the singular shall be deemed to include the plural, and the plural shall be deemed to include the singular, and the masculine, feminine, and neuter genders shall each be deemed to include the other.

15.07     SEVERABILITY

          In the event that any provision or any portion of any provision contained in this Agreement is unenforceable, the remaining provisions, and in the event that a portion of any provision is unenforceable, the remaining portion of such provision, shall nevertheless be carried into effect.

15.08     PARTIAL INVALIDITY

          If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid, enforced to the full extent permitted by law.

15.09     COOPERATION WITH GAMING AUTHORITIES

          The Partners shall use their best efforts to cause their respective officers, directors, stockholders, and employees to provide gaming authorities in the jurisdiction in which the Partnership, or any Partner currently does business, and the authorities of any other jurisdiction in which the Partnership or any Partner presently may have or may in the future have gaming operations with such documents and information necessary for the Partnership or the Original General Partner to (i) obtain the approval of such authorities to conduct gaming operations, and
(ii) maintain the Original General Partner's and its Affiliates gaming licenses. The Limited Partner understands and agrees that the Original General Partner's and the Original General Partner's Affiliates good standing with such gaming authorities may be adversely affected by any honesty and integrity deficiencies in the operations of persons or entities with whom or with which the Original General Partner or its Affiliates becomes associated, including the Limited Partner. The Limited Partner agrees to conduct itself, its business and maintain its association so as not to jeopardize the Original General Partner's or the Original General Partner's Affiliates licenses and good standing in all jurisdictions. Moreover, the Limited Partner represents, warrants, covenants and agrees that its, principals, officers, directors, and stockholders are persons who have conducted their respective business dealing with honesty and integrity.

15.10     CONFIDENTIALITY

          Each Partner agrees for itself and its respective Affiliates, agents, representatives and consultants to hold in strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of such Partner who are also bound by this paragraph) without the prior express consent of the General Partner (except as such disclosures are required in applications or by applicable gaming and securities laws) any of the other Partner's confidential data, whether related to the Project or to general business matters, which shall come into their possession or knowledge, except to the extent such information shall already be part of the public domain. In addition, each Partner agrees that it shall cause all documents, drawings, plans or other materials developed by another Partner in connection with the Project to be returned to the other Partner in the event of termination of this Agreement and that the other Partner shall not make use of such information in connection with the Project or any other undertaking by that Partner without the prior express written consent of the other Partner, which may reasonably entail the reimbursement to that Partner of its costs, direct and indirect, incurred in pursuing this Agreement, and the affiliated agreements.

15.11     WAIVER OF ACTION FOR PARTITION

          During the term of the Partnership and during any period of winding up and dissolution of the Partnership, each of the Partners irrevocably waives any right that he may have to maintain any action for partition as to the Partnership Property.

15.12     GOVERNING LAW

          The Partnership shall be governed and this Agreement shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of Missouri applicable to agreements made and to be performed in such state.

15.13     ARBITRATION; ATTORNEYS' FEES AND COSTS

               (a) In the event any dispute should arise between the parties hereto as to the validity, construction, enforceability, or performance of this Agreement or any of its provisions, such dispute shall be settled by arbitration before an American Arbitration Association panel. Said arbitration shall be conducted at St. Louis, Missouri, in accordance with the commercial rules then in use by the American Arbitration Association. The decision of the arbitrator shall be final and may be entered as a judgment by a court of competent jurisdiction. The unsuccessful party to such arbitration shall pay to the successful party all reasonable costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party. The successful party shall be determined by the arbitrator.

               (b)   Notwithstanding the foregoing, if a  dispute
arises under Section 3.07 as to whether the General Partner has demonstrated to the reasonable satisfaction of the Original Limited Partner that a proposed change in the scope of the
Project   is  economically  viable  for  the  Project   and   the
Partnership, such dispute shall be arbitrated under the provisions of this subsection (b). In such event, the arbitration shall be conducted in the greater St. Louis, Missouri metropolitan area, before a panel of three arbitrators to be agreed upon by the Partners. There shall be an arbitration hearing on the dispute with thirty (30) days after a Partner gives notice to the other Partner that it seeks to arbitrate the dispute. At such arbitration hearing, the subject matter of the hearing shall be confined and limited to the sole issue whether the General Partner has demonstrated that the proposed change in the scope of the Project is economically viable for the Project and the Partnership. At such arbitration hearing, each Partner shall have the opportunity to present a written and oral statement of its position on the dispute, and the other Partner shall have the opportunity to respond to the same. Any written statement to be presented at the arbitration hearing shall be submitted to the arbitrators and the other Partner no later than ten (10) days before the date of the commencement of the arbitration hearing. The arbitrator shall render a written decision with an explanation of the reasons for such decision within ten (10) days after the date upon which the hearing is concluded, and a copy of such written decision shall be provided to each Partner. The decision of the arbitrator shall be final and conclusive determination concerning the right of the General Partner to require an Additional Capital Contribution for the purpose of the proposed change in the scope of the Project, binding upon all of the Partners. The unsuccessful party to such arbitration shall pay to the successful party all reasonable costs and expenses of the successful party associated with such arbitration, including but not limited to attorneys' fees.

15.14     INTEGRATION

          This Agreement sets forth the entire agreement among the parties with regard to the subject matter hereof. All agreements, covenants, representations, and warranties, express and implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, in the Exhibits hereto, and in the documents referred to herein or implementing the provisions hereof. No other agreements, covenants, representations, or warranties, express or implied, oral or written, have been made by either party to the other as to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties as to the subject matter hereof are waived, merged herein, and superseded hereby.

15.15     COUNTERPARTS

          This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterpart.

15.16     NO BROKER/FINDER

          Each Partner represents and warrants to the other that it has not engaged any broker, agent or other person for whose commission(s) or finders fee the other Partner may be held liable. Each Partner hereto covenants and agrees to indemnify and hold the other Partner harmless at all times in respect of any and all liabilities, actions, suits, proceedings, demands, assessments, judgments costs, and expenses, including but not limited to attorneys' fees and costs, arising from, by reason of or in connection with any fees, finders fees, commissions, or other compensation which shall be alleged to be due to any broker, finder, agent, person or other party ("Fee Claimant") in connection with this Project or the transactions related thereto, if the Fee Claimant is found to have been engaged by either Partner or if such services are found to have been provided at the request of either Partner.

15.17     EXHIBITS

          Exhibits referred to in this Agreement are incorporated by reference into this Agreement.

15.18     STOCKHOLDERS

          In those sections of this Agreement in which reference is made to "stockholders" of any Partner, the term "stockholders" shall be deemed to mean any owner of any equity interest in any legal entity which may be a Partner of this Partnership, including but not limited to members of a limited liability company, partners in any general partnership, any owner or owners of a sole proprietorship or otherwise.

15.19     FUTURESOUTH ROOM AND SIGNING PRIVILEGES

          The General Partner shall cause to be designed and constructed adjacent to the Casino a VIP room with capacity for one hundred (100) people. The General Partner also shall cause to be designed and constructed adjacent to such VIP room a private, furnished room which shall be known as the "Futuresouth Room". The Futuresouth Room shall available for the use of the Original Limited Partner for private meetings, social gatherings and other uses, which use of the Futuresouth Room shall be at no cost or expense to the Original Limited Partner. The Original Limited Partner shall have signing privileges for food and beverage at the Project up to Five Thousand Dollars ($5,000.00) a month, which food and beverage shall be charged to the Original Limited Partner at cost. Such food and beverages costs and expenses shall be paid in full by the Original Limited Partner to the Partnership on or before the end of each fiscal quarter.

          IN WITNESS WHEREOF, the parties have executed this Agreement on this ____ day of September, 1995 (the "Execution
Date of this Agreement") in multiple originals as of the date first written hereinabove.

          THIS  CONTRACT CONTAINS A BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY THE PARTIES.


                         GENERAL PARTNER:

                         Showboat Lemay, Inc.
                         a Nevada corporation,


                         By:/s/H. Gregory Nasky
                            H. Gregory Nasky, Secretary


                         LIMITED PARTNER:

                         Futuresouth, Inc.
                         a Missouri corporation


                         By:/s/Dennis P. Long
                            Dennis P. Long, President